                                                                   Exhibit 10.48
                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                        GREENBRIER PIPELINE COMPANY, LLC


                          Dated as of September 1, 2001




THE MEMBERSHIP INTERESTS REPRESENTED BY THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. MEMBERSHIP INTERESTS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME EXCEPT (I) IN ACCORDANCE WITH THE RESTRICTIONS CONTAINED IN THIS AGREEMENT, AS AMENDED FROM TIME TO TIME AND (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH THE TRANSFER.

                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                        GREENBRIER PIPELINE COMPANY, LLC

                                TABLE OF CONTENTS

1      DEFINITIONS AND CONSTRUCTION........................................................................................1
  1.1            Definitions...............................................................................................1
  1.2            Construction.............................................................................................12
2      FORMATION AND PURPOSE OF THE COMPANY...............................................................................12
  2.1            Formation................................................................................................12
  2.2            Name.....................................................................................................12
  2.3            Registered Office, Registered Agent......................................................................12
  2.4            Offices..................................................................................................12
  2.5            Purposes.................................................................................................13
  2.6            Foreign Qualification....................................................................................13
  2.7            Term.....................................................................................................13
  2.8            No State Law Partnership.................................................................................13
3      MEMBERSHIP; DISPOSITION OF INTERESTS...............................................................................13
  3.1            Members. Before the date hereof, Dominion Greenbrier was the sole Member of the
                 Company, having contributed assets to the Company with an initial Gross
                 Asset Value of $1,000. Effective as of the date hereof, Piedmont
                 Greenbrier became a Member of the Company, and in consideration of the
                 Capital Commitments detailed on Appendix B hereto, the Company issued 33%
                 of its Membership Interests to Piedmont Greenbrier, which
                 effectively diluted Dominion Greenbrier's Sharing Ratio to 67%...........................................13
  3.2            Restrictions on the Disposition of an Interest...........................................................14
  3.3            Additional Members.......................................................................................18
  3.4            Limit on Encumbrances....................................................................................18
  3.5            Sale of VPSC's Fractional Interest. The Company is undertaking development of the
                 Facilities with VPSC, a wholly-owned subsidiary of Dominion Greenbrier that owns a fractional interest in the Facilities and the development rights thereto. At any time, such fractional interest (the "Fractional
                 Interest") shall be equal to a fraction, the numerator of which is the capital of VPSC at such time and the denominator of which is the sum of the total Capital Commitments of the Members at such time plus the capital of VPSC at such time.....................................................................................19
4      COVENANTS, REPRESENTATIONS AND WARRANTIES; INFORMATION.............................................................19
  4.1            Commitment to Construct the Initial Facilities...........................................................19
  4.2            Development of a Modification............................................................................21
  4.3            Commitment to Construct a Modification...................................................................21
  4.4            General Representations and Warranties...................................................................22
  4.5            Regulatory Status........................................................................................24
  4.6            [INTENTIONALLY OMITTED]..................................................................................24
  4.7            Governmental Applications................................................................................24
  4.8            Information..............................................................................................24
  4.9            Liability to Third Parties...............................................................................25
  4.10           Withdrawal...............................................................................................25
  4.11           Lack of Authority........................................................................................25

  4.12           Reasonable and Necessary Efforts.........................................................................25
  4.13           No Personal Gain to Members..............................................................................25
5.     CAPITAL CONTRIBUTIONS..............................................................................................26
  5.1            Pre-Execution Date Expenditures..........................................................................26
  5.2            Required Capital Contributions...........................................................................26
  5.3            Failure of a Member to Make Required Capital Contributions...............................................28
  5.4            Loans....................................................................................................30
  5.5            Voluntary Contributions..................................................................................31
  5.6            Return of Contributions..................................................................................31
  5.7            Capital Accounts.........................................................................................31
6      ALLOCATIONS AND DISTRIBUTIONS......................................................................................31
  6.1            Allocations of Profits and Losses........................................................................31
  6.2            Tax Allocations..........................................................................................34
  6.3            Withholding..............................................................................................35
  6.4            Distributions............................................................................................35
7.     MANAGEMENT.........................................................................................................36
  7.1            Voting by Members and Management Committee...............................................................36
  7.2            Removal, Resignation and Replacement of Managers.........................................................40
  7.3            Meetings by the Management Committee.....................................................................40
  7.4            Action by Written Consent or Telephone Conference........................................................40
  7.5            Compensation.............................................................................................41
  7.6            Operating Budgets........................................................................................41
  7.7            Financing Committee......................................................................................41
  7.8            Conflicts of Interest....................................................................................42
  7.9            Management of VPSC.......................................................................................42
8      [INTENTIONALLY OMITTED]............................................................................................43
9      OPERATION OF THE FACILITIES........................................................................................43
  9.1            Operator.................................................................................................43
10.    INDEMNIFICATION....................................................................................................43
  10.1           Right to Indemnification.................................................................................43
  10.2           Advance Payment..........................................................................................44
  10.3           Indemnification of Agents................................................................................44
  10.4           Indemnification by the Members...........................................................................44
  10.5           Appearance as a Witness..................................................................................44
  10.6           Nonexclusivity of Rights.................................................................................45
  10.7           Insurance................................................................................................45
  10.8           Member Notification......................................................................................45
  10.9           Savings Clause...........................................................................................45
11.    TAXES..............................................................................................................45
  11.1           Tax Returns..............................................................................................45
  11.2           Tax Status...............................................................................................46
  11.3           Tax Matters..............................................................................................46
  11.4           Tax Elections............................................................................................46
12.    BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS.........................................................................47
  12.1           Maintenance of Books and Records.........................................................................47
  12.2           Accounting Basis.........................................................................................47

  12.3           Financial Reports........................................................................................47
  12.4           Fiscal Year..............................................................................................48
  12.5           Accounts.................................................................................................48
  12.6           Other Notices............................................................................................48
  12.7           Governmental Reports.....................................................................................49
  12.8           Cost of Preparing and Distributing Reports...............................................................49
  12.9           Accounts.................................................................................................49
13.    INSPECTION.........................................................................................................49
  13.1           Inspection of Facilities and Records.....................................................................49
14.    BANKRUPTCY OF A MEMBER.............................................................................................50
  14.1           Bankruptcy Members.......................................................................................50
15     DISSOLUTION, LIQUIDATION, AND TERMINATION..........................................................................50
  15.1           Dissolution..............................................................................................50
  15.2           Liquidation and Termination..............................................................................50
  15.3           Deficit Capital Accounts.................................................................................51
  15.4           Certificate of Cancellation..............................................................................51
16.    GENERAL PROVISIONS.................................................................................................52
  16.1           Offset...................................................................................................52
  16.2           Notices..................................................................................................52
  16.3           Entire Agreement.........................................................................................52
  16.4           Effect of Waiver or Consent..............................................................................52
  16.5           Amendment or Modification................................................................................53
  16.6           Binding Effect...........................................................................................53
  16.7           Specific Performance and Injunctive Relief...............................................................53
  16.8           Governing Law; Severability..............................................................................53
  16.9           No Third Party Beneficiaries.............................................................................53
  16.10          Creditors................................................................................................54
  16.11          Further Assurances.......................................................................................54
  16.12          Notice to Members of Provisions of this Agreement........................................................54
  16.13          Press Releases...........................................................................................54
  16.14          Counterparts.............................................................................................54
  16.15          Supercedes...............................................................................................55
APPENDIX D.................................................................................................................1
  PHASE I CAPITAL BUDGET...................................................................................................1
       Pipelines...........................................................................................................1
  Total....................................................................................................................1


Appendix A - Certificate of Formation
Appendix B - Sharing Ratios
Appendix C - Description of Initial Facilities
Appendix D - Pre-Execution Date Expenditures
Appendix E - Phase I Capital Budget
Appendix F - CO&M Agreement

         This Amended and Restated Operating Agreement (this "Agreement") of Greenbrier Pipeline Company, LLC, a Delaware limited liability company (the "Company"), is executed and agreed to by the Members (as defined below) as of September 1, 2001.

                                    RECITALS

A. The Company was formed as a limited liability company pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on July 12, 2001 with Dominion Greenbrier, Inc. as its sole Member.

B. The Company and Dominion Greenbrier desire to admit Piedmont Greenbrier Pipeline Company, L.L.C. as a Member of the Company and Piedmont Greenbrier desires to be admitted as a Member of the Company, and the parties desire to restate the Company's Operating Agreement as set forth herein.

1.       DEFINITIONS AND CONSTRUCTION.

         The terms defined in this Section 1 shall, for all purposes of this Agreement, have the meaning set forth below:

         1.1      DEFINITIONS

                  1.1.1. "ACT" means the Delaware Limited Liability Company Act, as amended, or any successor or replacement statute.

                  1.1.2. "ADDITIONAL MEMBER" means any Person who becomes a Member upon the issuance of a Membership Interest directly from the Company after the date hereof.

                  1.1.3. "ADDITIONAL NECESSARY REGULATORY APPROVALS" means all Authorizations (but excluding Authorizations of a nature not customarily obtained prior to commencement of construction of facilities similar to the Modification in question) as may be required in connection with (a) the ownership, construction and operation of a Modification and (b) the transportation of the natural gas in connection with such Modification.

                  1.1.4. "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                           (a) such Capital Account shall be deemed to be increased by any amounts that such Member is obligated to restore to the Company (pursuant to this Agreement or otherwise) or is deemed to be obligated to restore pursuant to (i) the penultimate sentence of Treasury Regulations Section 1.704-2(g)(l), or (ii) the penultimate sentence of Treasury Regulations Section 1.704-2(i)(5); and

                           (b) such Capital Account shall be deemed to be decreased by the items described in Treasury Regulations Sections
                                    1.704-l(b)(2)(ii)(d)(4), (5) and (6).

                  1.1.5. "AFFILIATE" means with respect to a Member, any Person which is (a) a Parent of such Member; or (b) a corporation as to which the majority of the voting securities are (directly or through any number of wholly- owned subsidiaries) owned by such Member or a Parent of such Member.

                  1.1.6. "AFUDC" means allowance for funds used during construction.

                  1.1.7. "AGREEMENT" has the meaning set forth in the Preamble.

                  1.1.8. "AUTHORIZATIONS" means all licenses, certificates, permits, orders, approvals, determinations and authorizations from Governmental Authorities having jurisdiction.

                  1.1.9.   "AVAILABLE INTEREST" has the meaning set forth in
                           Section 3.2.3.

                  1.1.10. "BANKRUPT MEMBER" means a Member who shall take or be subject to any of the actions described in Section 18-304 of the Act.

                  1.1.11. "BASE RATE" means an interest rate per annum equal to the lesser of (a) the prime rate of Chase Manhattan Bank, N.A. (or its successor) as then in effect, or
                           (b) the maximum interest rate allowed pursuant to Delaware law.

                  1.1.12. "BUSINESS DAY" means a day, other than Saturday or Sunday, on which commercial banks are open for the transaction of business in New York, New York.

                  1.1.13. "CAPITAL ACCOUNT" means a book account to be established and maintained by the Company for each Member as computed from time to time in accordance with the capital account maintenance rules set forth in Treasury Regulations Section 1.704-l(b)(2)(iv) and the following provisions:

                           (a) to each Member's Capital Account there shall be credited (i) such Member's Capital Contributions, (ii) such Member's distributive share of Profits and any items in the nature of income or gain which are allocated to such Member pursuant to Section
                                    6.1 hereof, and (iii) the amount of any
                                    Company liabilities assumed by such Member or which are secured by any asset of the Company distributed to such Member;

                           (b) to each Member's Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any asset of the

                                    Company distributed to such Member, (ii) such Member's distributive share of Losses and any items in the nature of expenses or losses which are allocated to such Member pursuant to Section 6.1 hereof, and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any asset contributed by such Member to the Company;

                           (c) in the event that any Membership Interest is Disposed of or transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Membership Interest involved; and

                           (d) in determining the amount of any liability for purposes of subparagraphs (a) and (b) above, there shall be taken into account
                                    Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations.

                           The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-l(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Management Committee shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the Management Committee may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 15 hereof upon the dissolution of the Company.

                  1.1.14 "CAPITAL COMMITMENT" means, in the case of a Member executing this Agreement as of the date of this Agreement or a person acquiring that Membership Interest, the amount calculated pursuant to the formula specified on Appendix B for that Member as its Capital Commitment to the Company, and in the case of a Membership Interest issued directly by the Company, the Capital Commitment established pursuant thereto, in each case, subject to adjustments on account of Dispositions of Membership Interests permitted by this Agreement.

                  1.1.15. "CAPITAL CONTRIBUTION" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the Membership Interest held by such Member pursuant to the terms of this Agreement.

                  1.1.16. "CAPITAL DEFAULTING MEMBER" has the meaning set forth in Section 5.3.

                  1.1.17. "CAPITAL NON-DEFAULTING MEMBER" has the meaning set forth in Section 5.3.

                  1.1.18. "CERTIFICATE" means the Certificate(s) of public convenience and necessity issued by the FERC pursuant to the FERC Application.

                  1.1.19. "CERTIFICATE OF CANCELLATION" has the meaning set forth in Section 15.4.

                  1.1.20. "CERTIFICATE OF FORMATION" means the Certificate of Formation filed with the Delaware Secretary of State pursuant to the Act on July 12, 2001, and attached to this Agreement as Appendix A.

                  1.1.21. "CERTIFIED PUBLIC ACCOUNTANTS" means the firm(s) of nationally recognized independent certified public accountants selected from time to time by the Operator on behalf of the Company.

                  1.1.22. "CODE" means the Internal Revenue Code of 1986, as amended, or any successor or replacement statute.

                  1.1.23. "COMPANY" means Greenbrier Pipeline Company, LLC, a Delaware limited liability company.

                  1.1.24. "COMPANY MINIMUM GAIN" has the meaning ascribed to the term "partnership minimum gain" in Section 1.704-2(b)(2) and (d) of the Treasury Regulations.

                  1.1.25. "CO&M AGREEMENT" means the Construction, Operating and Maintenance Agreement between the Company and the Operator.

                  1.1.26. "CONFIDENTIAL INFORMATION" means unique and specific information about the Facilities, this Agreement, a Member, the Company, rate strategies or marketing strategies that is not generally available to the public and, in the case of a Member or the Company, that such Member or the Company has designated as confidential. Upon the filing of the FERC Application, the terms and conditions of this Agreement and any information about the Facilities disclosed in the FERC Application (except for any terms and conditions or information for which confidential treatment may have been requested and not refused by the FERC) shall be deemed to be generally available to the public and shall not be considered Confidential Information.

                  1.1.27. "CONTROL NOTICE" has the meaning set forth in Section 3.2.5.

                  1.1.28. "COST OF INITIAL FACILITIES" means all costs and expenses, including without limitation AFUDC and Pre-Execution Date Expenditures, borne by the Operator or the Company for (a) the acquisition, planning, design, engineering, financing, administration, construction and start-up of the

                           Initial Facilities, and (b) securing all Authorizations required for the foregoing.

                  1.1.29. "COST OF MODIFICATION" means, with respect to any Modification, all costs and expenses, including without limitation AFUDC, borne by the Operator or the Company for the (a) acquisition, planning, design, engineering, financing, administration, construction and start-up of such Modification, and
                           (b) securing all Authorizations required for the foregoing.

                  1.1.30. "CUSTOMER" means a Person who has entered into a Service Agreement with the Company (or, where applicable, a precedent agreement relating thereto) for the receipt, transportation, and delivery of natural gas by means of the Facilities.

                  1.1.31. "DEFAULT RATE" means an interest rate equal to the lesser of (a) two percent (2%) per annum over the prime rate of Chase Manhattan Bank, N.A. (or its successor) as in effect from time to time while such default is outstanding; or (b) the maximum interest rate allowed for this purpose pursuant to the law of Delaware.

                  1.1.32. "DEPRECIATION" means, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, the depreciation, amortization, or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis.

                  1.1.33. "DISPOSE, DISPOSING OR DISPOSITION" means a sale, assignment, transfer, exchange or other disposition (including, without limitation, by operation of law), or the acts thereof.

                  1.1.34. "DOMINION GREENBRIER" means Dominion Greenbrier, Inc., a Delaware corporation.

                  1.1.35. "ESTIMATED COST OF INITIAL FACILITIES" means the estimated total Cost of Initial Facilities as determined by the Operator from time to time.

                  1.1.36. "ESTIMATED COST OF MODIFICATION" means, with respect to any Modification, the estimated total Cost of Modification as determined by the Operator from time to time.

                  1.1.37.  "EXECUTION DATE" means September 1, 2001.

                  1.1.38. "FACILITIES" means the Initial Facilities together with any and all Modifications.

                  1.1.39. "FERC" means the Federal Energy Regulatory Commission or any commission, agency or other governmental body succeeding to the powers of such commission.

                  1.1.40. "FERC APPLICATION" means the documents pursuant to which application for a certificate(s) of public convenience and necessity is made to FERC by the Company for authority to construct, own, lease and operate the Initial Facilities and to receive, transport and deliver natural gas by means of the Initial Facilities.

                  1.1.41. "FERC REHEARING DATE" means the date upon which the order issuing the Certificate is no longer subject to rehearing before FERC.

                  1.1.42. "FINANCING COMMITMENT" means the agreements between one or more financial institutions or other Persons and the Company or the Financing Corporation pursuant to which such financial institutions or other Persons agree, subject to the conditions set forth therein, to lend money to, or purchase securities of, the Company or the Financing Corporation, the proceeds of which shall be used to finance all or a portion of the Facilities.

                  1.1.43. "FINANCING COMMITTEE" means the Committee of Member representatives established pursuant to Section 7.7.

                  1.1.44. "FINANCING CORPORATION" means a corporation or trust wholly owned by the Company that may be organized for the purpose of issuing securities, the proceeds from which are to be advanced directly or indirectly to the Company to finance all or a portion of the Facilities.

                  1.1.45. "FISCAL YEAR" means the fiscal year adopted by the Company from time to time.

                  1.1.46.  "FRACTIONAL INTEREST" has the meaning set forth in
                           Section 3.5.

                  1.1.47. "GAAP" means generally accepted accounting principles as applied in the United States.

                  1.1.48. "GOVERNMENTAL AUTHORITY" means any court, agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, parish, county, district, municipality, city, political subdivision or otherwise, domestic or foreign whether now or hereafter in existence.

                  1.1.49. "GROSS ASSET VALUE" means, with respect to any asset of the Company, the adjusted tax basis of such asset as of the relevant date for federal income tax purposes, except as follows:

                           (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as determined by the Management Committee;

                           (b) the Gross Asset Values of all Company assets (including intangible assets such as goodwill) shall be adjusted to equal their respective gross fair market values (taking into account Section 770l(g) of the Code) as determined by the Management Committee as of the following times:

                                    (i)      the acquisition after the date
                                             hereof of an additional Membership
                                             Interest in the Company by any new
                                             or existing Member in exchange for
                                             more than a de minimis Capital
                                             Contribution;

                                    (ii)     the distribution by the Company to
                                             a Member of more than a de minimis
                                             amount of money or Company property
                                             as consideration for a Membership
                                             Interest in the Company; and

                                    (iii)    the liquidation of the Company
                                             within the meaning of Treasury
                                             Regulations Section
                                             1.704-l(b)(2)(ii)(g);

                                    provided that an adjustment pursuant to
                                    clauses (i) and (ii) above shall be made only if the Management Committee reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

                           (c) the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking into account Section 770l(g) of the Code) of such asset on the date of distribution as determined by the Management Committee;

                           (d) the Gross Asset Values of all Company assets (including intangible assets such as goodwill) shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are required to be taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(m) and subparagraph (d) of the definition of "Profits" and "Losses" provided that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Management Committee determines that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d); and

                           (e) if the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Section 6.1 of this Agreement.

                  1.1.50. "INITIAL FACILITIES" means the real, personal, mixed and contractual property (whether tangible or intangible) to be owned and operated by the Company for the receipt, transportation and delivery of natural gas, all as more fully described in Appendix C (not including any Modification but including any changes in size, design capacity and location as may be approved prior to the date of filing of the FERC Application).

                  1.1.51. "IN-SERVICE DATE" means the date on which the Initial Facilities have been constructed and placed in service.

                  1.1.52. "LOAN" means any loan made by a Member to the Company.

                  1.1.53.  "MANAGER" has the meaning set forth in Section 7.1.2.

                  1.1.54.  "MANAGEMENT COMMITTEE" has the meaning set forth in
                           Section 7.1.2.

                  1.1.55. "MEMBER" means any Person executing this Agreement as of the date of this Agreement or who is hereafter admitted to the Company as a Member as provided in this Agreement, but does not include any Person who has ceased to be a Member of the Company.

                  1.1.56. "MEMBERSHIP INTEREST" means all of a Member's rights in the Company, including, without limitation, the Member's share of profits and losses of the Company, the right to receive distributions of the Company's assets, any right to vote, and any right to participate in the management of the Company.

                  1.1.57. "MEMBER NONRECOURSE DEBT" has the meaning ascribed to the term "partner nonrecourse debt" in Treasury Regulations Section 1.704-2(b)(4).

                  1.1.58 "MEMBER NONRECOURSE DEBT MINIMUM GAIN" has the meaning ascribed to the term "partner nonrecourse debt minimum gain" in Section 1.704-2(i)(2) and (3) of the Treasury Regulations.

                  1.1.59. "MEMBER NONRECOURSE DEDUCTIONS" has the meaning ascribed to the term "partner nonrecourse deductions" in Sections 1.704-2(i)(l) and 1.704-2(i)(2) of the
                           Treasury Regulations.

                  1.1.60.  "MEMBER TRANSFEREE" has the meaning set forth in
                           Section 3.2.4.

                  1.1.61. "MODIFICATION" means any additions or modifications to the Facilities approved after the filing of the FERC Application installed (a) to modify, improve, expand, extend or increase the design capacity or scope of the Facilities or any portion thereof (except in connection with customary maintenance) or
                           (b) to provide a new point of delivery or receipt of natural gas for the Facilities.

                  1.1.62. "NECESSARY REGULATORY APPROVALS" means all Authorizations (but excluding Authorizations of a nature not customarily obtained prior to commencement of construction of pipeline facilities similar to the Initial Facilities) as may be required in connection with (a) the construction and operation of the Initial Facilities, (b) the formation of the Company, and (c) the receipt, transportation and delivery of natural gas under the Service Agreements.

                  1.1.63.  "NON-OFFERING MEMBER" has the meaning set forth in
                           Section 3.2.3.

                  1.1.64. "NONRECOURSE LIABILITY" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

                  1.1.65.  "OFFERING MEMBER" has the meaning set forth in
                           Section 3.2.3.

                  1.1.66. "OFFER NOTICE" has the meaning set forth in Section 3.2.3.

                  1.1.67.  "OFFER PERIOD ONE" has the meaning set forth in
                           Section 3.2.3.

                  1.1.68.  "OFFER PERIOD TWO" has the meaning set forth in
                           Section 3.2.3.

                  1.1.69.  "OPERATING BUDGET" has the meaning set forth in
                           Section 7.6.

                  1.1.70. "OPERATOR" means Dominion Transmission, Inc., a Delaware corporation, and any of its successors or assigns, pursuant to the CO&M Agreement.

                  1.1.71. "PARENT" means any Person who directly or indirectly owns more than fifty percent (50%) of the outstanding voting stock of a Member.

                  1.1.72. "PERSON" means an individual, a trust, an estate, a domestic corporation, a foreign corporation, a professional corporation, a partnership, a limited partnership, a limited liability company, a foreign limited liability company, an unincorporated association, or another entity.

                  1.1.73. "PHASE I CAPITAL BUDGET" means the capital budget for the period from the Execution Date until the filing of the FERC Application, as set forth in Appendix E.

                  1.1.74. "PHASE II CAPITAL BUDGET" means the capital budget for the period from the filing of the FERC Application to the issuance of the Certificate.

                  1.1.75. "PHASE III CAPITAL BUDGET" means the capital budget for the period from the issuance of the Certificate to the In-Service Date.

                  1.1.76. "PIEDMONT GREENBRIER" means Piedmont Greenbrier Pipeline Company, LLC, a North Carolina limited liability company.

                  1.1.77. "PRE-EXECUTION DATE EXPENDITURES" means expenditures and costs made by any Member or any of its Affiliates prior to the Execution Date, if approved by the Members pursuant to Section 5 if required to be so approved, including, but not limited to, expenditures made in the course of activities reasonably related to preparing this Agreement, the CO&M Agreement, the precedent agreements, and other agreements related to the formation of the Company, marketing, planning and designing the Facilities, acquiring rights of way, preparing the FERC Application and obtaining the Necessary Regulatory Approvals. Pre-Execution Date Expenditures include only internal and external expenditures and costs made on behalf of the Company and do not include any internal and external expenditures or costs made by a Member or any of its Affiliates for the purpose of (i) evaluating the Member's investment in the Company or its use of any services to be provided by the Company, (ii) obtaining the permission of any Governmental Authority or other Person to participate as a Member or as a subscriber to any such services, (iii) or any other expenditures or costs made by a Member or its Affiliates for the benefit of a Member and not for the direct benefit of the Company, except that legal fees incurred by each Member in connection with the preparation of this Agreement, the CO&M Agreement and other agreements related to the formation of the Company and the organization of its activities shall be Pre-Execution Date Expenditures.

                  1.1.78. "PROCEEDING" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

                  1.1.79. "PROFITS" and "LOSSES" mean, for each Fiscal Year or part thereof, the taxable income or loss of the Company for such Fiscal Year determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(l) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

                           (a) any income of the Company that is exempt from federal income tax shall be added to such taxable income or loss;

                           (b)      any expenditures of the Company described in
                                    Section 705(a)(2)(B) of the Code or treated as such pursuant to Treasury Regulations
                                    Section 1.704-l(b)(2)(iv)(i) shall be
                                    subtracted from such taxable income or loss;

                           (c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Profits and Losses;

                           (d) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the property disposed of, rather than the adjusted tax basis of such property;

                           (e) in lieu of the depreciation, amortization or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or part thereof, computed in accordance with the definition of Depreciation; and

                           (f) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required to be taken into account in determining Capital Accounts pursuant Treasury Regulations Section 1.704-l(b)(2)(iv)(m)(4) as a result of a distribution other than in liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

                  1.1.80.  "PURCHASE NOTICE" has the meaning set forth in
                           Section 5.3.5.

                  1.1.81.  "REGULATORY ALLOCATIONS" has the meaning set forth in
                           Section 6.1.2(h).

                  1.1.82. "SERVICE AGREEMENTS" means the service agreement(s) by and between the Company and the Customers for the receipt, transportation and delivery of natural gas by means of the Facilities.

                  1.1.83. "SHARING RATIO" means with respect to any Member, the fraction (expressed as a percentage), the numerator of which is that Member's Capital Commitment and the denominator of which is the sum of all Capital Commitments of all Members, as such fraction may be adjusted pursuant to any other Section of this Agreement (including, without limitation, Sections 4.1, 4.3, 5.3 and 7.7).

                  1.1.84. "SUPERMAJORITY VOTE" means the affirmative vote of those Members representing not less than seventy-five percent (75%) of the Sharing Ratios of all Members.

                  1.1.85.  "TAX DISTRIBUTION" has the meaning set forth in
                           Section 6.4.1.

                  1.1.86.  "TAX MATTERS PARTNER" has the meaning set forth in
                           Section 11.1.

                  1.1.87. "TREASURY REGULATIONS" means the Treasury Regulations issued and in effect under the Code.

                  1.1.88. "VPSC" means Dominion Pipeline-Greenbrier, Inc., a Virginia public service company.

         1.2      CONSTRUCTION.

                  Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter. All references to Sections refer to sections of this Agreement (unless the context clearly indicates otherwise), and all references to Appendices are to Appendices attached to this Agreement, each of which is made a part hereof for all purposes.

2.       FORMATION AND PURPOSE OF THE COMPANY.

         2.1      FORMATION.

                  The Company has been organized as a Delaware limited liability company by the filing of the Certificate of Formation pursuant to the Act with the Delaware Secretary of State.

         2.2      NAME.

                  The name of the Company is "Greenbrier Pipeline Company, LLC."

         2.3      REGISTERED OFFICE, REGISTERED AGENT.

                  The registered agent and office shall be as set forth in the Certificate of Formation or as subsequently designated by the Company, subject to the requirements of the Act.

         2.4      OFFICES.

                  The principal offices of the Company shall be at such place as the Members may from time to time determine. Notice of any change in such offices shall be given to each Member by the Managers. The Company may have such other offices as the Members may designate from time to time.

         2.5      PURPOSES.

                  The purposes of the Company shall be to plan, design, develop, construct, own, lease and provide for the operation and maintenance of the Facilities and conduct such business activities that are necessary or incidental in connection therewith.

         2.6      FOREIGN QUALIFICATION.

                  To the extent required by law, the Members shall cause the Company to qualify to transact business in North Carolina, Virginia and West Virginia and any other jurisdictions in which such qualification may be required. At the request of the Management Committee, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions.

         27       TERM.

                  The Company commenced on July 12, 2001 and shall continue in existence until the latest date on which the Company is to dissolve as may be provided in the Certificate of Formation or until such earlier date as the Company may be dissolved as provided in this Agreement.

         2.8      NO STATE LAW PARTNERSHIP.

                  The Members intend that (a) the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture other than for federal or state income tax purposes, (b) no Member or Manager shall be a partner or joint venturer of any other Member or Manager as a result of this Agreement for any purposes other than federal and state tax purposes, and (c) this Agreement shall not be construed to suggest otherwise.

3.       MEMBERSHIP; DISPOSITION OF INTERESTS.

         3.1 MEMBERS. Before the date hereof, Dominion Greenbrier was the sole Member of the Company, having contributed assets to the Company with an initial Gross Asset Value of $1,000. Effective as of the date hereof, Piedmont Greenbrier became a Member of the Company, and in consideration of the Capital Commitments detailed on Appendix B hereto, the Company issued 33% of its Membership Interests to Piedmont Greenbrier, which effectively diluted Dominion Greenbrier's Sharing Ratio to 67%.

                  As of the date hereof, the Members of the Company are Dominion Greenbrier and Piedmont Greenbrier.

         3.2      RESTRICTIONS ON THE DISPOSITION OF AN INTEREST.

                  3.2.1. SUPER MAJORITY VOTE. Except as specifically provided below in this Section 3.2, a Disposition of a Membership Interest shall not occur without a Supermajority Vote of the Members. Any attempted Disposition of a Membership Interest, or a part thereof, other than in accordance with Section 3.2 of this Agreement shall be null and void ab initio.

                  3.2.2. TRANSFER TO AFFILIATE. Notwithstanding any other provisions of Section 3.2, a Member may Dispose of a Membership Interest without the consent of the other Members if the Disposition is to an Affiliate of such Member.

                  3.2.3.   TRANSFERS GENERALLY.

                           (a) Subject to Section 3.2.4, if a Member wishes to Dispose of all or any portion of its Membership Interest (the "Available Interest") to a Person other than an Affiliate of such Member, the following procedures shall apply. After receiving a bona fide purchase offer from such Person for the Available Interest, the Member holding the Available Interest (the "Offering Member") shall give a written notice to each of the other Members (the "Non-Offering Members") stating the terms of the offer and the Offering Member's intent to accept the offer unless the Available Interest is purchased as provided below (the "Offer Notice").

                           (b) Each Non-Offering Member shall have the right, exercisable by giving joint written notice to all Members within thirty (30) calendar days after receipt of the Offer Notice ("Offer Period One"), to purchase a pro rata portion of the entire Available Interest, based on the respective Sharing Ratios of all Non-Offering Members.

                           (c) If at least one, but less than all, of the Non-Offering Members exercises its respective purchase right during Offer Period One each of the Non-Offering Members who exercised such right shall have the further right, exercisable by giving joint written notice to all Members within thirty
                                    (30) calendar days after the end of Offer
                                    Period One ("Offer Period Two"), to purchase a pro rata portion of the entire remaining Available Interest, based on the respective Sharing Ratios of those Non-Offering Members who actually exercise such purchase right.

                           (d) If a Member elects to purchase an Available Interest or portion thereof pursuant to
                                    Section 3.2.3(b) or (c), but does not
                                    receive Authorization to purchase all of the Available Interest or portion thereof, then such Member shall be allowed to purchase the maximum amount of the Available Interest which it is permitted to purchase hereunder and under such Authorization, in which case the portion of such Available Interest which such Member is unable to purchase shall be, within 30 days after such Authorization is denied, offered to the other Non-Offering Members in accordance with Section 3.2.3(c).

                           (e) Any purchase under the preceding paragraphs shall occur on the terms and conditions set forth in the bona fide offer, except as set forth below. At closing, each purchasing Member shall make a cash payment for its proportionate amount of the total purchase price for the Available Interest, which total price shall be the lesser of the price set forth in the bona fide offer or the balance in the Offering Member's Capital Account on the date of the closing. Closing on all purchases shall occur on a date and at the location mutually agreed by the purchasing Members, but shall be no later than thirty (30) calendar days after the expiration of the final offer period.

                           (f) If no purchase rights are exercised at all during Offer Period One or if Offer Period Two occurs and no purchase rights are exercised during Offer Period Two or the offers received during Offer Period Two do not cover all of the Available Interest, then the Offering Member shall be free to complete the Disposition of the entire Available Interest to the Person making the bona fide offer on the terms and conditions thereof. If the Disposition to the Person making the bona fide offer is not consummated within ninety (90) calendar days after the expiration of the Offer Period, such Disposition by the Offering Member shall not be made without again complying with the procedures of this Section 3.2.3.

                  3.2.4.   TRANSFERS BY MEMBER TRANSFEREES.

                           (a) Notwithstanding the terms of Section 3.2.3, if a Member who has received its Membership Interest through a Disposition from another Member (the "Member Transferee") wishes to Dispose of an Available Interest to a Person other than its Affiliate, the following procedures shall apply. After receiving a bona fide purchase offer from such Person, the Member Transferee shall give an Offer Notice to the Member from whom it received its Membership Interest (the "Original Transferring Member"). The terms of this
                                    Section 3.2.4 shall not apply if the
                                    Original Transferring Member is no longer a Member of the Company.

                           (b) Upon receipt of the Offer Notice, the Original Transferring Member shall have the first right, exercisable by giving written notice to all Members within thirty (30) calendar days after receipt of the Offer Notice, to purchase the entire Available Interest. Any decision by the Original Transferring Member not to exercise this right shall not limit its rights under the following provisions.

                           (c) If the Original Transferring Member does not give written notice to exercise its purchase right as provided in Section 3.2.4(b), each Member (including the Original Transferring Member) shall have the right, exercisable by giving joint written notice to all Members within thirty (30) calendar days after the end of the Original Transferring Member's first right of offer period, to purchase a pro rata portion of the entire Available Interest, based on the respective Sharing Ratios of all the Members.

                           (d) If at least one, but less than all, of the Members exercises its purchase right according to Section 3.2.4(c) above, such Member(s) shall have the further right, exercisable by giving joint written notice to all Members within thirty (30) calendar days after the end of the offer period provided in Section 3.2.4(c) above, to purchase a pro rata portion of the entire remaining Available Interest, based on the respective Sharing Ratios of those Members who actually exercise such purchase right.

                           (e) If a Member elects to purchase the Available Interest or portion thereof pursuant to Sections 3.2.4(b), (c) or (d), but does not receive Authorization to purchase the entire Available Interest, then such Member shall be allowed to purchase the maximum amount of the Available Interest which it is permitted to purchase hereunder and under such Authorization, in which case the portion of such Available Interest which such Member is unable to purchase shall be, within 30 days after such Authorization is denied, offered to the other Members in accordance with
                                    Section 3.2.4(d).

                           (f) Any purchase under the preceding paragraphs shall occur on the terms and conditions set forth in the bona fide offer, except as set forth below. At closing, each purchasing Member shall make a cash payment for its proportionate amount of the total purchase price for the Available Interest, which total price shall be the lesser of the price set forth in the bona fide offer or the balance in the Member Transferee's Capital Account on the date of the closing. Closing on all purchases shall occur on a date and at the location mutually agreed by the purchasing Members, but shall be no later than thirty (30) calendar days after the expiration of the final offer period.

                           (g) If no purchase rights are exercised at all under Section 3.2.4(b)-(d), or the offers do not cover all of the Available Interest, then the Member Transferee shall be free to complete the Disposition of the entire Available Interest to the Person making the bona fide offer on the terms and conditions thereof. If the Disposition to the Person making the bona fide offer is not consummated within ninety (90) calendar days after the expiration of the final offer period, such Disposition by the Member Transferee shall not be made without again complying with the procedures of this
                                    Section 3.2.4.

                           (h) The provisions of this Section 3.2.4 shall only apply to a transfer by a Member Transferee. Any subsequent transfer by the transferee of a Member Transferee shall be governed by Section 3.2.3.

                  3.2.5. CHANGE IN CONTROL. If a Member shall cease to be controlled directly or indirectly by the same Persons who control it as of the date of that Member's admission to the Company, the Member shall provide written notice thereof to each of the other Members (the "Control Notice"). On or before the expiration of the thirty (30) day period after the Control Notice is received by the other Members, such other Members shall have the option to buy the Membership Interest of the Member affected by the change of control at a purchase price equal to the balance in that Member's Capital Account on the date the option is exercised, according to the procedures set forth in Section 3.2.3 above. If more than one of such other Members wishes to exercise such option, they shall exercise such option on the same date and share in such purchase on a pro rata basis based on their respective Sharing Ratios. This paragraph shall not apply to a change in control that results from the merger or consolidation of a Parent of a Member with another corporation or the sale of all or substantially all of the assets of such Parent if, in each such case, (a) such Parent shall not have been formed for the principal purpose of directly or indirectly controlling the Member, (b) the Membership Interest does not represent substantially all of the assets of such Parent, and (c) either (i) such Parent shall be the continuing corporation and shall continue to directly or indirectly control the Member, or (ii) the successor corporation (if other than such Parent) shall be a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such successor corporation shall continue to be in substantially the same business as such Parent.

                  3.2.6. GENERAL ADMISSION REQUIREMENTS. No Person (who is not already a Member) shall be admitted to the Company as a Member, whether through issuance of a Membership Interest by the Company or Disposition of a Membership Interest by a Member, unless all of the following occur: (a) such Person executes this Agreement, makes any required Capital Contributions in full, and provides all information reasonably requested by the Company in connection with its identity and the terms of any Disposition of a Membership Interest to such Person;
                           (b) if required by law, such issuance or Disposition of a Membership Interest is registered under the Securities Act of 1933, as amended, and any applicable state securities laws; and (c) the Company receives an opinion of its legal counsel, satisfactory to the Company in form and substance, confirming that such issuance or Disposition is exempt from registration under those laws and would not result in the termination of the Company for tax or other purposes. The Company may waive the requirements of an opinion from legal counsel, or may limit the scope and subject matter of such opinion, based upon the determination of the Management Committee.

                  3.2.7. REIMBURSEMENT UPON ADMISSION. The Member effecting a Disposition and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 3.2.6) on or before the 30th day after the receipt by such Member or transferee of the Company's invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due at the Default Rate.

         3.3      ADDITIONAL MEMBERS.

                  Any Person who receives a Membership Interest pursuant to Sections 3.2.2, 3.2.3 or 3.2.4 shall be admitted to the Company as a Member upon consummation of such transfer. Except as set forth in the previous sentence, no Person shall be admitted to the Company as a Member or Additional Member, and Membership Interests shall not be created or issued for such purpose, unless such admission is approved by the Supermajority Vote of all then existing Members and is followed by compliance with Section 3.2.6 above. Any admission shall become effective only after the new Member has executed and delivered to the other Members a document including the new Member's notice address, its agreement to be bound by this Agreement and its representation and warranty that the representations and warranties in Section 4.4 are true and correct with respect to the new Member.

         3.4      LIMIT ON ENCUMBRANCES.

                  Except as provided in this Section 3 and except as may be required by the lenders in connection with the Financing Commitment, each Member shall be prohibited from pledging, granting a security interest in, or otherwise encumbering its Membership Interest or granting any option or contingent right of purchase with respect thereto, whether in whole or in part, without the prior written approval of the Members by Supermajority Vote.

         3.5 SALE OF VPSC'S FRACTIONAL INTEREST. The Company is undertaking development of the Facilities with VPSC, a wholly-owned subsidiary of Dominion Greenbrier that owns a fractional interest in the Facilities and the development rights thereto. At any time, such fractional interest (the "Fractional Interest") shall be equal to a fraction, the numerator of which is the capital of VPSC at such time and the denominator of which is the sum of the total Capital Commitments of the Members at such time plus the capital of VPSC at such time.

                  Dominion Greenbrier shall cause VPSC to sell the Fractional Interest to the Company, and the Members shall cause the Company to purchase the Fractional Interest from VPSC, as soon after the issuance of the Certificate as approval can be obtained from the Virginia State Corporation Commission (if such approval is necessary) unless some other time is mutually agreed upon by the Members. The purchase price for the Fractional Interest shall be equal to the amount necessary to fully reimburse VPSC for all reasonable expenditures VPSC made or is reasonably obligated to make as of the date of the sale in connection with activities related to the Company or the development of the Facilities. Upon payment of such purchase price by the Company, the Members shall make such additional Capital Commitments and related Capital Contributions in accordance with their Sharing Ratios as are necessary to enable the Company to pay the purchase price for the Fractional Interest.

                  If the Fractional Interest is not sold to the Company for any reason (including, without limitation, lack of Virginia State Corporation Commission approval of such sale or any alternate structure that may be agreed upon by the Members), then, promptly after written request by VPSC, the Company shall reimburse VPSC for all reasonable expenditures made by VPSC in connection with activities related to the Company or the development of the Facilities, and the Company shall assume any unpaid obligations of VPSC incurred in connection with VPSC's activities with respect to the Company or the development of the Facilities. Upon such reimbursement by the Company, the Members shall make such additional Capital Commitments and related Capital Contributions in accordance with their Sharing Ratios as are necessary to enable the Company to reimburse VPSC for all expenditures made by VPSC in connection with activities related to the Company or the development of the Facilities and to assume any unpaid obligations of VPSC incurred in connection with VPSC's activities with respect to the Company or the development of the Facilities.

4        COVENANTS, REPRESENTATIONS AND WARRANTIES; INFORMATION.

         4.1      COMMITMENT TO CONSTRUCT THE INITIAL FACILITIES.

                  4.1.1. Not less than thirty (30) days prior to the filing of the FERC Application, the Management Committee or any Member shall submit to the Members a Phase II Capital Budget and a Phase III Capital Budget. Within thirty
                           (30) days after delivery of the Phase II and Phase III Capital Budgets, the Members shall vote on whether to accept and fund the Phase II Capital Budget (which acceptance shall also be deemed authorization to file the FERC Application) and on whether to accept the Phase III Capital Budget. If the Members do not agree by a Supermajority Vote to accept and fund the Phase II Capital Budget and to accept the Phase III Capital Budget, the Member(s) that voted for acceptance may purchase, in proportion to their respective Sharing Ratios, the entire Membership Interest(s) of the Member(s) who voted against acceptance. The Members desiring to exercise such purchase right shall so notify all of the other Members within ten (10) calendar days after such vote. The aggregate price for the Membership Interests to be purchased shall be paid in cash at closing and, unless the selling and purchasing Members otherwise agree, shall be the sum of the Capital Account balances, on the date of such vote, of the Member(s) who voted against acceptance, and such price shall be allocated to the purchasing Member(s) in proportion to their respective Sharing Ratios. Closing on such purchase shall occur on the date and at the location mutually agreed by the purchasing Member(s), but in no event more than twenty-one (21) calendar days after such vote. The Sharing Ratios of the Members shall be adjusted accordingly, and a revised Appendix B shall be sent to the Members. If the Members who voted for acceptance do not purchase the entire Membership Interest(s) of the Member(s) who voted against acceptance, the Company shall be dissolved as soon as reasonably practicable in accordance with Section 15, subject to any necessary approvals from any Governmental Authority.

                  4.1.2. Within the time requirements specified in the FERC's regulations for acceptance of the Certificate, the Members shall vote on whether the Company shall (a) accept the Certificate and commit to construct the Initial Facilities, (b) reject the Certificate and/or
                           (c) seek rehearing of the order issuing the Certificate. Within thirty (30) calendar days after the FERC Rehearing Date, if applicable, the Members shall vote on whether the Company shall either accept the Certificate and commit to construct the Initial Facilities, reject the Certificate, appeal the order issuing the Certificate or to take other legal action. A Member may vote to reject the Certificate only if a condition of the Certificate is unacceptable in the Member's reasonable opinion. A vote to accept the Certificate shall also be a vote to fund the Phase III Capital Budget. In the event the Certificate is not ultimately accepted by a Supermajority Vote of the Members, the Member(s) that voted to accept the Certificate may accept the Certificate and commit to construct the Initial Facilities and purchase, in proportion to their respective Sharing Ratios, the entire Membership Interest(s) of the Member(s) who voted against acceptance of the Certificate. The Members desiring to exercise such purchase right shall so notify all of the other Members within ten (10) calendar days after such vote. The aggregate price for the Membership Interests to be purchased shall be paid in cash at closing and, unless the selling and purchasing Members otherwise agree, shall be the sum of the Capital

                           Account balances, on the date of such vote, of the Member(s) who voted against acceptance of the Certificate, and such price shall be allocated to the purchasing Member(s) in proportion to their respective Sharing Ratios. Closing on such purchase shall occur on the date and at the location mutually agreed by the purchasing Member(s), but in no event more than twenty-one (21) calendar days after such vote. The Sharing Ratios of the Members shall be adjusted accordingly, and a revised Appendix B shall be sent to the Members. If the Members who voted to accept the Certificate do not purchase the entire Membership Interest(s) of the Member(s) who voted against acceptance as provided above, the Company shall be dissolved as soon as reasonably practicable in accordance with Section 15, subject to any necessary approvals from any Governmental Authority.

         4.2      DEVELOPMENT OF A MODIFICATION.

                  4.2.1. Any Member who desires the Company to construct a Modification shall notify the other Members and the Operator of the nature of the proposed Modification, including such details as are then available, and shall provide a detailed explanation of the reasons why such Modification is being requested. Promptly, but in no event later than one hundred fifty (150) calendar days from the date requested to do so by such Member, the Operator shall prepare and provide to each Member a detailed description of the proposed Modification and an estimate of the cost thereof, appropriate rate information and the proposed financing therefor.

                  4.2.2. Within sixty (60) calendar days after the information described in Section 4.2.1 has been received by each Member, the Members shall vote on whether to proceed with the development of such proposed Modification. Upon the Supermajority Vote to proceed with the development of such proposed Modification, the Company shall proceed with such development, including, but not limited to, the acquisition of Additional Necessary Regulatory Approvals and the Financing Commitment. A vote to proceed with the development of a Modification shall be without prejudice to the vote on whether the Company shall be committed to construct such Modification under section 4.3.2.

         4.3      COMMITMENT TO CONSTRUCT A MODIFICATION.

                  4.3.1. Except upon approval by a Supermajority Vote, the Company shall not incur material costs or obligations with respect to a Modification or be obligated under any Financing Commitment relating to a Modification until (a) the Additional Necessary Regulatory Approvals have been obtained and accepted, (b) such Financing Commitment, if any, as may be required in the opinion of the Members for such Modification has been negotiated and is ready for acceptance by the Company (with the Management Committee to decide whether such Financing Commitment utilizes a Financing Corporation), (c) if applicable, the Service Agreements for the use of substantially all of the capacity created by the Modification have been executed by the Company and by one or more Customers pursuant to the Company's FERC gas tariff,
                           (d) the Estimated Cost of Modification has been determined and (e) the Management Committee has approved a commitment to construct such Modification as provided in Section 4.3.2.

                  4.3.2. Immediately following the last to occur of the events referred to in Section 4.3.1 (a), (b) and (d) (provided that the condition that the event referred to in Section 4.3.1 (a) shall have occurred may be waived by the Supermajority Vote of the Members), and if the Modification will create additional capacity, the satisfaction or waiver by the applicable Customers of all conditions set forth in the precedent agreements for execution of the Service Agreements by substantially all of the Customers that will utilize the capacity to be created by the Modification (other than the vote of the Members to commit to construct the Modification), or at such later time as agreed by the Members, the Members shall vote on whether the Company shall be committed to construct the Modification (which commitment to construct shall constitute an acceptance of the Financing Commitment, if any).

                  4.3.3. If the proposal to construct the Modification receives Supermajority approval by the Members, the costs of such Modification and related Capital Contribution requirements shall be divided among all Members in proportion to their respective Sharing Ratios.

                  4.3.4. After the Members vote to commit the Company to construct a Modification, except with the approval by a Supermajority Vote, the Company shall not incur any material costs or obligations with respect to such Modification until all conditions precedent to the obtaining by the Company of funds pursuant to a Financing Commitment (if any) relating to such Modification have been satisfied or waived.

         4.4      GENERAL REPRESENTATIONS AND WARRANTIES.

                  Each Member hereby represents and warrants to the Company and to each other Member that as of the date of its admission as a
                  Member:

                           (a) if such Member is an organization, it is duly organized, validly existing, and in good standing under the law of its state of incorporation or organization and that it has full organizational power to execute and agree to this Agreement and to perform its obligations under this Agreement;

                           (b) such Member is acquiring its Membership Interest for such Member's own account as an investment and without an intent to distribute the interest,

                           (c)      such Member acknowledges that such
                                    Membership Interests have not been
                                    registered under the Securities Act of 1933 or any state securities laws and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements;

                           (d) such Member, by itself or together with its advisors, is experienced in making investments comparable to its investment in the Company and is capable of judging for itself the risks inherent in such investment;

                           (e) such Member has the financial capacity to hold its investment in the Company for an indefinite period of time and to meet its obligations to make Capital Contributions under this Agreement, and acknowledges that the disposition of such investment is restricted both pursuant to federal and state securities laws and pursuant to the terms of this Agreement;

                           (f) such Member acknowledges that it has received access to all information that it deems necessary in order to make its decision to invest in the Company;

                           (g) this Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms;


                           (h) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by it with any provisions hereof
                                    (1) conflicts with, or results in a breach or contravention of, or in a default or the creation of any lien under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation to which it is a party or by which it or its properties are bound, or (2) violates any law, order, writ, injunction or decree applicable to it or any of its properties;


                           (i)      except for the Necessary Regulatory
                                    Approvals, no consent, approval or other action by any court, governmental authority or third party is required in connection with its execution, delivery and performance of this Agreement;

                           (j) as to Piedmont Greenbrier, there are no lawsuits or contested administrative proceedings against Piedmont Greenbrier that would have a material adverse affect on Piedmont Greenbrier' s ability to perform its obligations as a member under this Agreement;

                           (k) as to Dominion Greenbrier, there are no lawsuits or contested administrative proceedings against Dominion Greenbrier that would have a material adverse affect on Dominion Greenbrier's ability to perform its obligations as a member under this Agreement.

         4.5      REGULATORY STATUS.

                  Each Member acknowledges that the Company will be a "natural gas company" under the Natural Gas Act and that the Company will be subject to all applicable laws, rules, regulations and orders of any regulatory authority having jurisdiction.

         4.6      [INTENTIONALLY OMITTED]

         4.7      GOVERNMENTAL APPLICATIONS.

                  Each Member agrees to support the Company in securing the Necessary Regulatory Approvals, including, without limitation, preparing, filing and prosecuting the FERC Application.

         4.8      INFORMATION.

                  4.8.1. In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to Section 18-305 of the Act under the circumstances and subject to the conditions therein stated. The Members agree, however, that the Management Committee from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties, and financial condition of the Company should be kept confidential and disclosed to a Member only with the understanding that such information constitutes Confidential Information under Section 4.8.2.

                  4.8.2. Each Member acknowledges that, from time to time, it may receive Confidential Information for or regarding the Company or a Member the release of which may be damaging to the Company, Persons with whom the Company does business or to the Member. Each Member will hold in strict confidence any Confidential Information it receives and may not disclose such Confidential Information to any Person other than another Member, except for disclosures (a) compelled by law (but the Member must notify the other Members promptly of any request for that information, before disclosing it, if practicable), (b) to advisers or Managers of the Member or Persons to which that Member's

                           Membership Interest may be Disposed as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 4.8.2, or (c) of information that Member also has received from a source independent of the Company or a Member that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. Each Member acknowledges that breach of the provisions of this Section 4.8.2 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Member agrees that provisions of this Section 4.8.2 may be enforced by specific performance.

                  4.8.3. A Member that subsequently ceases to be a Member shall promptly destroy (and provide a certificate of destruction to the Company with respect to), or return to the Company, all Confidential Information in its possession.

         4.9      LIABILITY TO THIRD PARTIES.

                  No Member or Manager shall be liable for the debts, obligations or liabilities of the Company by reason of being a Member or Manager or both, and does not become so liable by participating, in whatever capacity, in the management or control of the business of the Company.

         4.10     WITHDRAWAL.

                  A Member does not have the right or power to unilaterally withdraw from the Company.

         4.11     LACK OF AUTHORITY.

                  Except as otherwise specifically provided herein, no Member or Manager has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

         4.12     REASONABLE AND NECESSARY EFFORTS.

                  Each Member shall devote such efforts as shall be reasonable and necessary to develop and promote the business of the Company, taking into account its respective Sharing Ratio, resources and expertise.

         4.13     No PERSONAL GAIN TO MEMBERS.

                  The credit and the assets of the Company shall be used solely for the benefit of the Company and shall not be used to further the personal gain of any Member. No asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of a Member.

5        CAPITAL CONTRIBUTIONS.

         5.1      PRE-EXECUTION DATE EXPENDITURES.

                  5.1.1. Set forth on Appendix D are the amounts of Pre-Execution Date Expenditures that have been incurred with respect to each Member, all of which are hereby approved.

                  5.1.2. If any Member, or Affiliate thereof, has made Pre-Execution Date Expenditures during the period preceding the Execution Date that are not set forth in Appendix D. such Member shall have the right to request approval thereof by Supermajority Vote as soon as practicable after the Execution Date (but not later than ninety (90) calendar days after the Execution Date).

                  5.1.3. After all Pre-Execution Date Expenditures to be considered under Section 5.1.2 have been approved or disapproved by the Members, the applicable Members shall, within fifteen (15) days after such approval or disapproval, make cash Capital Contributions to the Company pro rata in proportion to their Sharing Ratios, in an amount equal to the Pre-Execution Date Expenditures approved under Sections 5.1.1 or 5.1.2, provided that to the extent one or more Member's Pre-Execution Date Expenditures are treated as Capital Contributions, no such Member shall be required to make any such cash Capital Contributions to the Company until such time as all other Members have made cash Capital Contributions (or Pre-Execution Date Expenditures that are treated as Capital Contributions) to the Company that are initially pro rata to their Sharing Ratios.

                  5.1.4. The assets, if any, acquired by means of the Pre-Execution Date Expenditures of the Members shall be and are hereby contributed to the Company. All applicable Members agree to execute and deliver any and all assignments and conveyances as may be necessary or appropriate to evidence such contribution.

         5.2      REQUIRED CAPITAL CONTRIBUTIONS.

                  5.2.1. (a) The Members hereby agree and obligate themselves to the Phase I Capital Budget set forth on Appendix
                           E. On the first day of each month during each Fiscal Year covered by the Phase I Capital Budget, each Member shall make a Capital Contribution equal to the sum of (x) its Sharing Ratio of the amount due under the Phase I Capital Budget on such date, plus (y) amounts as are incurred by the Company or the Operator in implementing the actions identified in the Phase I Capital Budget provided the sum of all such additional amounts do not exceed by more than ten percent (10%) the sum of the amounts budgeted through such date in the Capital Budget. All amounts received by the

                           Company pursuant to this Section 5.2.1 (a), whether received prior to, on or after the first day of each quarter, shall be credited to the respective Member's Capital Account as of the first day of each quarter.

                           (b) If the Members approve the Phase II Capital Budget pursuant to Section 4.1.1, then, on the first day of each month during each Fiscal Year covered by the Phase II Capital Budget, each Member shall make a Capital Contribution equal to the sum of (x) its Sharing Ratio of the amount due under the Phase II Capital Budget on such date plus (y) amounts as are incurred by the Company or the Operator in implementing the actions identified in the Phase II Capital Budget provided the sum of all such additional amounts do not exceed by more than ten percent (10%) the sum of the amounts budgeted through such date in the Phase II Capital Budget. All amounts received by the Company pursuant to this Section 5.2. l(b), whether received prior to, on or after the first day of each quarter, shall be credited to the respective Member's Capital Account as of the first day of each quarter.

                           (c) If the Members approve the Phase III Capital Budget pursuant to Section 4.1.1, then, on the first day of each month during each Fiscal Year covered by the Phase III Capital Budget, each Member shall make a Capital Contribution equal to the sum of (x) its Sharing Ratio of the amount due under the Phase III Capital Budget on such date plus (y) amounts as are incurred by the Company or the Operator in implementing the actions identified in the Phase III Capital Budget provided the sum of all such additional amounts do not exceed by more than ten percent (10%) the sum of the amounts budgeted through such date in the Phase III Capital Budget. All amounts received by the Company pursuant to this
                           Section 5.2. l(c), whether received prior to, on or after the first day of each quarter, shall be credited to the respective Member's Capital Account as of the first day of each quarter.

                           (d) With respect to any Capital Contributions not provided for in Sections 5.2.1(a), (b) or (c), the Members by Supermajority Vote shall issue or cause to be issued a written request to each Member for the making of Capital Contributions at such times and in such amounts as the Members shall so approve. All amounts received by the Company pursuant to this
                           Section 5.2, whether received prior to, on or after the date specified in Section 5.2.2(d), shall be credited to the respective Member's Capital Account as of such specified date (and the Pre-Execution
                           Date Expenditures approved pursuant to Sections 5.1.1 and 5.1.2 shall be so credited as of the date specified in Section 5.2.2(d)). All amounts received from a Member after the date specified in Section 5.2.2(d) by the Company pursuant to this Section 5.2 shall be accompanied by interest on such overdue amounts (and the default shall not be cured unless such interest is also received by the Company), which interest shall be payable to the Company and shall accrue from and after such specified date at the Default Rate. Any such interest paid with respect to a Capital Contribution shall be credited to the respective Capital Accounts of the Members, on a pro rata basis in proportion to their respective Sharing Ratios as of the date such payment is made to the Company after giving effect to the payment of that Capital Contribution with respect to which such interest accrued.

                  5.2.2. Each written request issued pursuant to Section 5.2.l(d) shall include the following information:

                           (a) The total amount of Capital Contributions requested from all Members;

                           (b) The amount of Capital Contribution requested from the Member to whom the request is addressed, such amount to be in accordance with the Sharing Ratio of such Member;

                           (c) The purpose for which the funds are to be applied in such reasonable detail as the Management Committee shall direct;

                           (d) The date on which payments of the Capital Contribution shall be made (which date shall not be less than thirty (30) calendar days following the date the request is given, unless an earlier date is approved by the Members) and the method of payment, provided that such date and method shall be the same for each of the Members; and

                           (e) Evidence that the Members have approved the request in accordance with Section 5.2.1(d).

         5.3      FAILURE OF A MEMBER TO MAKE REQUIRED CAPITAL CONTRIBUTIONS.

                  If there are any Members (collectively, the "Capital Defaulting Members") who fail to make any required Capital Contribution to the Company when due (including without limitation any Loan in lieu of a Capital Contribution as determined by the Management Committee), the Company, the Operator or any Member who has made all of its respective Capital Contributions when due (a "Capital Non-Defaulting Member") shall be entitled to give written notice of default to the Capital Defaulting Members, with a copy to all Capital Non-Defaulting Members. If there are any Capital Defaulting Members who do not pay all amounts due within ten (10) calendar days after such notice is given, the Operator (who shall be deemed to have authority from the Management Committee), if the Operator's Affiliate is not the Capital Defaulting Member, or any Capital Non-Defaulting Member, if the Operator's Affiliate is the Capital Defaulting Member, shall be entitled to take any of the following actions (separately or in combination, to the extent that combination of actions is not inconsistent):

                  5.3.1. Cause the Company to apply any distributions otherwise payable to the Capital Defaulting Members hereunder to the payment of unpaid Capital Contributions, plus interest thereon at the Default Rate;

                  5.3.2. Transfer any and all voting and approval rights of the Capital Defaulting Members to the Capital Non-Defaulting Members in proportion to the respective Sharing Ratios of the Capital Non-Defaulting Members.

                  5.3.3. With the approval of Members representing a majority of the Sharing Ratios of the Capital Non-Defaulting Members, cause the Capital Non-Defaulting Members to make aggregate Loans to the Company in the amount of such required and unpaid Capital Contributions in proportion to the respective Sharing Ratios of the Capital Non-Defaulting Members. In such event, (a) such Loans shall accrue interest at the Default Rate from the date of the Loans; (b) repayment of the Loans to the Capital Non-Defaulting Members shall have priority over any other distributions to be made hereunder; and (c) the amount of interest paid by the Company for any such Loans shall be deducted from any distribution otherwise owed to the Capital Defaulting Members. Upon the making of any such Loans to the Company, the Company shall be deemed to have simultaneously made loans in the same aggregate amount and at the same interest rate to the Capital Defaulting Members, and such loans by the Company shall be due and payable upon demand by the Operator;

                  5.3.4. With the approval of Members representing a majority of the Sharing Ratios of the Capital Non-Defaulting Members, cause the Capital Non-Defaulting Members to Contribute to the Company the required and unpaid portion of the Capital Contributions due from the Capital Defaulting Members. In such case the Sharing Ratios of the Capital Defaulting Members shall be reduced, as to each Capital Defaulting Member, by the percentage equivalent of a fraction, the numerator of which is twice the amount of the required and unpaid Capital Contribution due from such Capital Defaulting Member, and the denominator of which is the sum of all previous Capital Contributions made by such Capital Defaulting Member. The Sharing Ratios of the Capital Non-Defaulting Members shall be proportionately increased, provided such reduction and increase do not violate any law or regulatory requirement. The Members shall be sent a revised Appendix B reflecting the adjusted Sharing Ratios;

                  5.3.5. With the approval of a majority of the Capital Non-Defaulting Members, upon written notice (a "Purchase Notice") to any Capital Defaulting Member, which notice may be given at any time before the default is fully cured by such Capital Defaulting Member or any Loans are made in accordance with
                           Section 5.3.3, purchase the entire Membership Interest of such Capital Defaulting Member in proportion to the respective Sharing Ratios of the Capital Non-Defaulting Members. The purchase price shall be equal to seventy five percent (75%) of the Capital Account of such Capital Defaulting Member as of the date of such default. If such purchase right is exercised, the closing shall take place on the date specified by the Capital Non-Defaulting Members, which date shall be not sooner than fifteen
                           (15) calendar days and not later than thirty (30) calendar days after the date the Purchase Notice is given. At such closing, the purchase price shall be payable in cash. The Members shall be sent a revised Appendix B reflecting the adjusted Sharing Ratios; or

                  5.3.6. Sue to enforce the obligations of the Capital Defaulting Members to pay the required and unpaid portion of their Capital Contributions, together with interest thereon at the Default Rate.

         5.4      LOANS.

                  5.4.1. At any time after the Capital Contributions referred to in Section 5.1.3 have been made that the Members determine that the Company needs funds, rather than calling for Capital Contributions, the Members may issue or cause to be issued a written request to each Member for the making of Loans or advances to the Company at such times and in such amounts as the Members shall approve by a Supermajority Vote, provided that the Members shall not call for Loans or advances rather than Capital Contributions if doing so would breach any Financing Commitment or other agreement of the Company. All amounts received from a Member after the date specified in Section 5.4.2(d) by the Company pursuant to this Section 5.4 shall be accompanied by interest on such overdue amounts (and the default shall not be cured unless such interest is also received by the Company), which interest shall be payable to the Company and shall accrue from and after such specified date at the Default Rate. Any such interest paid shall be credited to the respective Capital Accounts of all the Members, on a pro rata basis in proportion to their respective Sharing Ratios as of the date such payment is made to the Company, but shall not be considered part of the principal of the loan.

                  5.4.2. Each written request issued pursuant to Section 5.4.1 shall include the following information:

                           (a) The total amount of Loans or advances requested from all Members;

                           (b)      The amount of the Loans or advances
                                    requested from the Member to whom the
                                    request is addressed, such amount to be in accordance with the Sharing Ratio of such Member;

                           (c) The purpose for which the funds are to be applied in such reasonable detail as the Members shall direct;

                           (d) The date on which the Loans or advances to the Company shall be made (which date shall not be less than thirty (30) calendar days following the date the request is given, unless a sooner date is approved by the Members) and the method of payment, provided that such date and method shall be the same for each of the Members;

                           (e) All terms relating to such Loans, including the terms of repayment, provided that such terms shall be the same for each of the Members; and

                           (f) Evidence that the Members have approved the request in accordance with Section 5.4.1.

         5.5      VOLUNTARY CONTRIBUTIONS.

                  No Member shall be required or permitted to make any Capital Contributions or Loans to the Company except pursuant to this
                  Section 5.

         5.6      RETURN OF CONTRIBUTIONS.

                  A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unreturned Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return a Member's Capital Contributions.

         5.7      CAPITAL ACCOUNTS.

                  A Capital Account shall be established and maintained for each Member in accordance with the Code and the Treasury Regulations. A Member that has more than one Membership Interest shall have a single Capital Account that reflects all of its Membership Interests, regardless of any class of Membership Interests owned by that Member and regardless of the time or manner in which those Membership Interests were acquired.

6        ALLOCATIONS AND DISTRIBUTIONS.

         6.1      ALLOCATIONS OF PROFITS AND LOSSES.

                  6.1.1. IN GENERAL. Profits and Losses shall be allocated among the Members ratably in proportion to their respective Sharing Ratios.

                  6.1.2. SPECIAL RULES. Notwithstanding the general allocation rules set forth in Sections 6.1.1, the following special allocation rules shall apply under the circumstances described:

                           (a) LIMITATION ON LOSS ALLOCATIONS. The Losses allocated to any Member pursuant to Section
                                    6.1.1 with respect to any Fiscal Year shall not exceed the maximum amount of Losses that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of such Fiscal Year. All Losses in excess of the limitation set forth immediately above shall be allocated (i) first, to those Members who will not be subject to this limitation, in the ratio that their Sharing Ratio bear to each other, and (ii) second, any remaining amount to the Members in the manner required by the Code and Treasury Regulations.

                           (b) QUALIFIED INCOME OFFSET If in any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5), or (6), and
                                    such adjustment, allocation or distribution causes or increases an Adjusted Capital Account Deficit for such Member, then, before any other allocations are made under this Agreement or otherwise, such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 6.1.2(b) shall be made if and only to the extent that the Member has an Adjusted Capital Account Deficit after all other allocations provided in this Section 6.1 have been tentatively made as if this Section 6.1.2(b) were not in this Agreement.

                           (c) COMPANY MINIMUM GAIN CHARGEBACK. If there is a net decrease in Company Minimum Gain during any Fiscal Year, then, except as provided in Treasury Regulations Section 1.704-2(f), each Member shall be allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, such Member's share of the net decrease in Company Minimum Gain during such Fiscal Year as determined in accordance with
                                    Section 1.704-2(g). This Section 6.1.2(c) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be applied and interpreted in accordance with such Treasury Regulations.

                           (d) MEMBER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. If there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, then, except as provided in Treasury Regulations Section 1.704-2(i)(4), each Member shall be allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, such Member's share of the net decrease in Member Nonrecourse

                                    Debt Minimum Gain during such Fiscal Year.
                                    This Section 6.1.2(d) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be applied and interpreted in accordance with such Treasury Regulations.

                           (e) MEMBER NONRECOURSE DEDUCTIONS. Member Nonrecourse Deductions shall be allocated among the Members in accordance with the ratios in which the Members share the economic risk of loss for the Member Nonrecourse Debt that gave rise to those deductions. This allocation is intended to comply with the requirements of Treasury Regulations Section 1.704-2(i) and shall be interpreted and applied consistent therewith.

                           (f) COMPANY NONRECOURSE DEDUCTIONS. Nonrecourse deductions that are not related to Member Nonrecourse Debt shall be allocated to the Members in proportion to their Sharing Ratios.

                           (g) CURATIVE ALLOCATIONS. Any allocations of items of income, gain, or loss pursuant to Sections 6.1.2(a)-(f) hereof shall be taken into account in computing subsequent allocations pursuant to this Section 6, so that the net amount of any items so allocated and the income, losses, and other items allocated to each Member pursuant to this Section 6 shall, to the extent possible, be equal to the net amount that would have been allocated to each Member had no allocations ever been made pursuant to Sections 6.1.2(a)-(f).

                           (h) CHANGE IN TREASURY REGULATIONS. If the Treasury Regulations incorporating the allocations set forth in Sections 6.1.2(a)-(g) (the "Regulatory Allocations") are hereafter changed or if new Treasury Regulations are hereafter adopted, and such changed or new Treasury Regulations, in the opinion of tax counsel for the Company, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Section 6 would not be respected for federal income tax purposes, the Members shall make such reasonable amendments to this Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Members as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Member pursuant to this Agreement.

                           (i) CHANGE IN MEMBERS' INTERESTS. In the event of a Disposition of a Membership Interest or a change in a Member's Sharing Ratio during any Fiscal Year, allocations among the Members shall be made in accordance with their Sharing Ratios from time to time during such Fiscal Year in accordance with Code Section 706, provided that in the event of a sale or other Disposition of a Member's entire Membership Interest, allocations of income, gain, loss, deductions and credits with respect to such Member shall be computed precisely by an interim closing of the Company's books as of the date of such sale or other Disposition in accordance with Treasury Regulations
                                    Section 1.706-l(c)(2)(ii).

                           (j) EXCESS NONRECOURSE LIABILITIES. For purposes of calculating Members' shares of "excess nonrecourse liabilities" of the Company (within the meaning of Treasury Regulations
                                    Section 1.752-3), the Members intend that they be considered as sharing profits of the Company in proportion to their respective Sharing Ratios.

         6.2      TAX ALLOCATIONS.

                  6.2.1. IN GENERAL. Except as set forth in Section 6.2.2, allocations for tax purposes of items of income, gain, loss, deduction, and credits, shall be made in the same manner as the applicable allocation of Profit or Loss set forth in Section 6.1. Allocations pursuant to this Section 6.2 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or other distributions pursuant to any provision of this Agreement.

                  6.2.2    SPECIAL RULES

                           (a) ELIMINATION OF BOOK/TAX DISPARITIES. In determining a Member's allocable share of Company taxable income or tax loss, the Member's allocable share of each item of income, gain, loss and deduction shall be properly adjusted to reflect the difference between such Member's share of the adjusted tax basis and the Gross Asset Value of each of the Company assets used in determining such item. With respect to depreciation, for example, in determining the taxable income or tax loss allocable to a Member, Profits and Losses allocable to that Member shall be adjusted by eliminating Depreciation allocable to that Member and substituting therefor tax depreciation, amortization or other cost recovery deduction allocable to that Member determined by reference to that Member's share of the tax basis of Company assets. This provision is intended to comply with the requirements of Code Section 704(c) and Treasury Regulations Section 1.704-l(b)(2)(iv)(f)(4) and shall be interpreted in conformity therewith. Any elections or other decisions relating to such tax allocations shall be made by the Management Committee.

                           (b) TAX CREDITS. Any tax credits shall be allocated among the Members in accordance with Treasury Regulations Section 1.704-l(b)(4)(ii), unless the applicable Code provision shall otherwise require.

                  6.2.3. CONFORMITY OF REPORTING. The Members are aware of the income tax consequences of the allocations made by this Section 6.2 and hereby agree to be bound by the provisions of this Section 6.2 in reporting their shares of Company profits, gains, income, losses, deductions, credits and other items for income tax purposes.

         6.3      WITHHOLDING.

                  The Company is authorized to withhold from distributions to a Member, or with respect to allocations to a Member, and to pay over to a federal, state or local government, any amounts required to be withheld pursuant to the Code, or any provisions of any other federal, state or local law. Any amounts so withheld shall be treated as having been distributed to such Member pursuant to this Section 6 for all purposes of this Agreement, and shall be offset against the current or next amounts otherwise distributable to such Member.

         6.4      DISTRIBUTIONS.

                  From time to time (but at least once each calendar quarter) the Managers shall determine in their reasonable judgment to what extent (if any) the Company's cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions, and a reasonable contingency reserve. If such an excess exists, the Managers, by majority vote, shall cause the Company to distribute to the Members, in accordance with their Sharing Ratios, an amount in cash equal to that excess, excluding, however, any cash from revenues derived from the Company's collection, through its rates and charges, of federal and state income taxes, which shall be distributed (subject to the terms of this Section 6.4) to all Members in accordance with their Sharing Ratios.

                  6.4.1. The Company shall also distribute, to the extent funds are available, to each Member, with respect to each Fiscal Year within seventy-five (75) days after the end of such Fiscal Year, an amount of cash or cash equivalents equal to (i) the amount of the Company's federal taxable income allocated to such Member for such Fiscal Year, multiplied by (ii) 35% (the "Tax Distribution"); provided; however, that the Tax Distribution for any Fiscal Year may be reduced or eliminated on a pro rata basis among the Members if and to the extent determined by all of the Members.

                  6.4.2. From time to time the Members also may cause property of the Company other than cash to be distributed to the Members, which distribution must be made in accordance with their Sharing Ratios and may be made subject to existing liabilities and obligations.

7.       MANAGEMENT.

         7.1      VOTING BY MEMBERS AND MANAGEMENT COMMITTEE.

                  7.1.1. Except as otherwise provided in this Agreement, the vote of the Members necessary for a matter to be approved by Members shall be a majority of the total Sharing Ratios of the Members. If the requisite majority of Sharing Ratios is not voted in favor of a matter being voted on, then the matter shall be deemed to be denied. Furthermore, unless otherwise provided herein, if the matter being voted on provides for more than two alternatives and no alternative receives the requisite majority approval then no alternative shall be selected.

                  7.1.2. The Members shall manage the Company's business through a management committee (the "Management Committee") in accordance with this Agreement. The acts of the Management Committee in accordance with its authority shall be binding upon all of the Members and the Company. The Management Committee shall consist of one individual manager appointed by each Member (collectively, the "Managers"). Each Member shall also designate an alternate for its Manager. Each alternate shall have all of the powers of the regular Manager in the regular Manager's absence, declination or inability to serve from time to time. On all matters decided by the Management Committee, each Manager or its alternate shall have voting power equal to the Sharing Ratio of the Member represented by such Manager. Whenever in this Agreement action by the Members as a group is contemplated, action by the Management Committee shall constitute the action of the Members as a group.

                  7.1.3. Subject to the other terms of this Agreement, the Management Committee, by majority vote of the Managers, may make all decisions and take all actions for the Company not otherwise provided for in this Agreement or in the CO&M Agreement, including, without limitation, the following:

                           (a) Delegating management authority to the Operator under the CO&M Agreement; provided, however, that the Management Committee may not delegate to the Operator the right to take any action that would require a Supermajority Vote under Section 7.1.4 unless such action has been approved by a Supermajority Vote or is provided for in the CO&M Agreement;

                           (b) Entering into, making and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

                           (c) Opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

                           (d) Maintaining the assets of the Company in good order;

                           (e)      Collecting sums due the Company;

                           (f) To the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

                           (g) Subject to the provisions of Section 7.1.4(t), acquiring, utilizing for Company purposes, and disposing of any asset of the Company;

                           (h) Selecting, removing and changing the authority and responsibility of accountants, contractors and other advisers and consultants;

                           (i)      Obtaining insurance for the Company;

                           (j) Determining distributions of Company cash and other property as provided in Section 6.4;

                           (k)      Establishing a seal for the Company;

                           (1) Appointing and removing any officers of the Company and establishing the authority and duties thereof;

                           (m)      Investing funds of the Company;

                           (n) Determining the accounting methods and conventions to be used in preparation of the Company's financial statements (consistent with GAAP) and tax returns and making any and all elections under any applicable tax laws (consistent with the requirements of this Agreement);

                           (o)      Obtaining all necessary permits and
                                    governmental approvals regarding the
                                    business or operations of the Company; and

                           (p)      Engaging in any other activity and
                                    performing and carrying out contracts of any kind which may be necessary or appropriate to conduct the Company's business and accomplish its purposes, as may be lawfully carried on or performed by a limited liability company under the laws of the State of Delaware and the laws of the states and municipalities in which the Company conducts business.

                  7.1.4. Notwithstanding anything in Section 7.1.3 above, the Management Committee may not cause the Company to do any of the following without the Supermajority Vote of the Members:

                           (a) Filing the FERC Application or filing an application with FERC in connection with any Modification;

                           (b)      Approving a sale or abandonment of the
                                    Facilities;

                           (c) Amending, modifying, changing or otherwise altering this Agreement or taking any action in contravention of this Agreement;

                           (d)      Electing to dissolve the Company;

                           (e) Borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

                           (f)      Approving any matter pursuant to Section
                                    3.3;

                           (g)      Approving any matter pursuant to Sections
                                    4.1;

                           (h)      Approving any matter pursuant to Section
                                    5.1.2;

                           (i) Selecting, removing and changing lawyers under Section 7.1.3.(h);

                           (j) Entering into, amending, modifying, or terminating any contract or commitment to acquire or transfer any asset not provided for in an approved Phase I or Phase II or Phase III Capital Budgets, the cost of which exceeds by more than ten percent (10%) the amount budgeted therefor;

                           (k) Requesting that Loans (rather than Capital Contributions) be made to the Company pursuant to Section 5.4.1;

                           (1) Delegating any authority to any committee, Manager or agent of the Company to take any action that requires more than a majority vote of Members under this Section 7.1.4;

                           (m) Approving any Financing Commitment or causing any financing (whether or not pursuant to a Financing Commitment) to be issued on which there is recourse to a Person other than the Company;

                           (n) Approving the Phase II or Phase III Capital Budgets or making any capital expenditures in excess of $200,000 in the aggregate in any calendar year that are not included in an approved Capital Budget;

                           (o) Indemnifying any officer, employee, agent or any other Person except as specifically provided herein or in the CO&M Agreement;

                           (p) Executing or otherwise entering into, or amending, modifying, or terminating, any employment agreement with an officer of the Company or similarly compensated person, the election or removal of any officer or the hiring or firing of other similarly compensated person with or without cause;

                           (q) Setting or amending the compensation level of any officer of the Company or other similarly compensated person employed by the Company;

                           (r) Revaluing any property or asset outside of the normal course of business;

                           (s) Executing or otherwise entering into, or amending, modifying, or terminating (other than in accordance with, or pursuant to, the terms of such agreement), any agreement with a Member, an officer or employee of the Company, an Affiliate of a Member, or a person related by blood or marriage to an Officer or employee of the Company, involving aggregate consideration
                                    (including assumed actual and contingent liabilities) or fair market value or actual or contingent liability in excess of $100,000;

                           (t) Transferring all or substantially all of the assets of the Company;

                           (u) The filing of a petition as debtor in a United States Bankruptcy Court or taking any material affirmative act that would result in the Company's Bankruptcy;

                           (v) Merging or consolidating the Company with or into any other Person;

                           (w)      Changing the name of the Company;

                           (x) Changing the designation or the terms of Membership Interests which the Company has authorized or is authorized to issue;

                           (y) Increasing the size of the Management Committee and changing the provisions of
                                    Section 7.1.2 regarding the composition of the Management Committee;

                           (z) Authorizing any non-cash distribution, dividend or transfer of Company assets;

                           (aa) Any agreement by the Tax Matters Partner to an extension of the statute of limitations for making assessments on behalf of the Company or changing any tax election provided for in Section 11.4;

                           (bb) Voting at a meeting of the Management Committee on a matter not on the agenda for the meeting referred to in Section 7.3 or shortening the ten (10) day notice requirement of Section 7.3;

                           (cc) Amending, modifying, changing or otherwise altering the CO&M Agreement; or

                           (dd) Taking any other action as to which a Supermajority Vote is required under this Agreement.

         7.2      REMOVAL, RESIGNATION AND REPLACEMENT OF MANAGERS.

                  Each Member, in its sole discretion, may remove or replace any Manager (including an alternate) appointed by it at any time and for any reason. Each Manager shall hold office for the term for which he is appointed and thereafter until his successor shall have been appointed and qualified, or until his earlier death, resignation or removal. A Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Manager. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Upon the resignation of a Manager, the Member appointing that Manager shall have the right to appoint and designate another Manager. Managers need not be residents of Delaware.

         7.3      MEETINGS BY THE MANAGEMENT COMMITTEE.

                  The Management Committee shall meet at least quarterly. Special meetings of the Management Committee may be called from time to time by any Manager or Member acting through its Manager, and the Manager who does so shall be responsible for the agenda and minutes of such meeting. Except as otherwise provided in this Agreement, or as waived in writing by the Managers, each Manager shall be given at least ten (10) calendar days prior written notice of any meeting of the Management Committee. Such notice shall contain the time and place of such meeting, along with an agenda of items to be discussed and/or voted on at such meeting. A quorum shall consist of Managers or their alternates representing at least two (2) Members and a majority of the Sharing Ratios of the Members.

         7.4      ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE.

                  Any action permitted or required by the Act, the Certificate of Formation or this Agreement to be taken at a meeting of the Members or the Management Committee may be taken without a meeting if a consent in writing, setting forth the action to be taken is signed by all the Members or the Managers, as the case may be. Such consent shall have the same force and effect as a unanimous consent at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Members or Management Committee, as the case may be. Subject to the requirements of the Act, the Certificate of Formation or this Agreement for notice of meetings, unless otherwise restricted by the Certificate of Formation, Members or the Management Committee, may participate in and hold a meeting of the Members or Management Committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         7.5      COMPENSATION.

                  A Manager shall receive no compensation for services rendered to the Company in that capacity. Officers and agents of the Company shall receive such compensation as approved by the Management Committee.

         7.6      OPERATING BUDGETS.

                  The Management Committee shall cause the Operator, under the CO&M Agreement, to direct the preparation of an annual operating budget and related operating plan, which shall include, for each Fiscal Year, one and three year projections showing (a) projected capital expenditures of the Company,
                  (b) projected working capital and reserves that will be maintained or funded, (c) projected revenues, (d) projected operating expenses broken down in reasonable detail satisfactory to the Management Committee and the Members, (e) projected general and administrative expenses of the Company, and (f) projected capitalization and indebtedness of the Company and the debt service payable thereon (the "Operating Budget"). In the event that a subsequent Operating Budget is not approved in its entirety, any approved expense line items of such Operating Budget shall go in effect, all other expense line items shall be deemed to be increased by the lesser of the percentage that is agreed upon by the Management Committee or three percent (3%) from the level specified in the prior Operating Budget with the exception of Capital Contributions which shall not automatically increase and such prior Operating Budget, as so adjusted pursuant to the terms of this sentence, shall be effective until the end of the Fiscal Year to which it applies.

         7.7      FINANCING COMMITTEE.

                  Within 30 days after the execution of this Agreement, each Member shall designate a representative to serve on the Financing Committee. The Financing Committee shall arrange for the Financing Commitment and present it to the Management Committee for consideration. Within 30 days after the presentation of the proposed Financing Commitment, the Management Committee shall vote on whether to accept or reject it. In the event the Members do not agree by a Supermajority Vote to accept the Financing Commitment, the Member(s) that voted for acceptance may purchase, in proportion to their respective Sharing Ratios, the entire Membership Interest(s) of the Member(s) who voted against acceptance. The Members desiring to exercise such purchase right shall so notify all of the other Members within ten
                  (10) calendar days after such vote. The aggregate price for the Membership Interests to be purchased shall be paid in cash at closing and, unless the selling and purchasing Members otherwise agree, shall be the sum of the Capital Account balances, on the date of such vote, of the Member(s) who voted against acceptance, and such price shall be allocated to the purchasing Member(s) in proportion to their respective Sharing Ratios. Closing on such purchase shall occur on the date and at the location mutually agreed by the purchasing Member(s), but in no event more than twenty-one
                  (21) calendar days after such vote. The Sharing Ratios of the Members shall be adjusted accordingly, and a revised Appendix B shall be sent to the Members. If the Member(s) who voted for acceptance do not purchase the entire Membership Interest(s) of the Member(s) who voted against acceptance, the Company shall be dissolved as soon as reasonably practicable in accordance with Section 15, subject to any necessary approvals from any Governmental Authority.

         7.8      CONFLICTS OF INTEREST.

                  Except as otherwise provided in this Agreement, each Member at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including business ventures in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate therein. The Company may transact business with any Member or Affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

         7.9      MANAGEMENT OF VPSC.

                  Notwithstanding that Dominion Greenbrier is the sole shareholder of VPSC, Dominion Greenbrier agrees that it shall not cause or permit VPSC to take any actions except with the approval of the Management Committee, and that the percentage approval of the Management Committee required with respect to any such actions shall be the percentage approval that would be required under Section 7.1 hereof if the Company was taking the action in question.

8.       [INTENTIONALLY OMITTED]

9.       OPERATION OF THE FACILITIES.

         9.1      OPERATOR.

                  The Company intends to enter into a CO&M Agreement with the Operator in the form attached hereto as Appendix F. The Members may, at any time, upon a Supermajority Vote, agree to an amendment to the CO&M Agreement, provided that the Operator concurs therewith. In the event that such CO&M Agreement is terminated pursuant to the terms thereof or the Operator ceases to serve as Operator in accordance with the terms of the CO&M Agreement, Piedmont Greenbrier, if it is still a Member, may designate its Affiliate the successor Operator. If neither Dominion Greenbrier or its Affiliate, nor Piedmont Greenbrier or its Affiliate is still a Member, the Members may, upon a Supermajority Vote, appoint a successor Operator. Any successor Operator selected pursuant to this Agreement shall execute and be bound by an agreement substantially in the form of the CO&M Agreement existing immediately prior to such execution.

10.      INDEMNIFICATION.

         10.1     RIGHT TO INDEMNIFICATION.

                  Subject to the limitations and conditions as provided in
                  Section 10 of this Agreement, each person who was or is made a party or is threatened to be made a party to or is involved in any Proceeding, or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is legal Manager, is or was a Manager of the Company or while Manager of the Company is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under
                  Section 10 of this Agreement shall continue as to a Person who has ceased to serve to the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to Section 10 of this Agreement shall be deemed contract rights and no amendment, modification or repeal of Section 10 of this Agreement shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in Section 10 of this Agreement could involve indemnification for negligence or under theories of strict liability.

         10.2     ADVANCE PAYMENT.

                  The right to indemnification conferred in Section 10 of this Agreement shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 10.1 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification, provided that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Manager of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under Section 10 of this agreement and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under Section 10 of this Agreement or otherwise.

         10.3     INDEMNIFICATION OF AGENTS.

                  The Company, by adoption of a resolution of the Management Committee, may indemnify and advance expenses to an agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Managers under Section 10 of this Agreement; and, the Company may indemnify and advance expenses to Persons who are not or were not Managers or agents of the Company but who are or were serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Managers under Section 10 of this Agreement.

         10.4     INDEMNIFICATION BY THE MEMBERS.

                  To the fullest extent permitted by law, each Member shall indemnify the Company, each Manager and each other Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorney's fees) they may incur on account of any breach by that Member of this Agreement.

         10.5     APPEARANCE AS A WITNESS.

                  Notwithstanding any other provisions of Section 10 of this Agreement, upon approval by the Members, the Company shall pay or reimburse expenses incurred by a Member in connection with that Member or Member's Manager or other employee's appearance as a witness or other participation in a Proceeding at a time when that Member or Member's Manager is not a named defendant or respondent in the Proceeding.

         10.6     NONEXCLUSIVITY OF RIGHTS.

                  The right to indemnification and the advancement and payment of expenses conferred in Section 10 of this Agreement shall not be exclusive of any other right which a Manager or other Person indemnified pursuant to Section 10.3 may have or hereafter acquired under any law (common or statutory), provision of the Certificate of Formation or this agreement, agreements, vote of Members or otherwise.

         10.7     INSURANCE.

                  Unless the Members otherwise determine by Supermajority Vote, each Member shall maintain its own insurance for the benefit of any Member or any Manager acting in their capacity as a Member or Manager, and the Company shall not be required to obtain any such insurance for the benefit of any Member or any Manager acting in their capacity as a Member or Manager.

         10.8     MEMBER NOTIFICATION.

                  To the extent required by law, any indemnification of or advance of expenses to a Manager in accordance with Section 10 of this Agreement shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members' meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the 12 month period immediately following the date of the indemnification or advance.

         10.9     SAVINGS CLAUSE.

                  If Section 10 of this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager or any other Person indemnified pursuant to Section 10 of this Agreement as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceedings, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of Section 10 of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

11.      TAXES.

         1l.l     TAX RETURNS.

                  Dominion Greenbrier is hereby designated as the Company's "Tax Matters Partner" under Section 6231(a)(7) of the Code, and such Member shall supervise the preparation and filing of all tax and information returns which the Company may be required to file and shall, on behalf of the Company, make such tax elections and determinations as are reasonably necessary, appropriate or desirable and consistent with
                  Section 11.4. Each Member shall furnish to the Company all pertinent information that is in the possession of such Member and is necessary to enable such returns to be prepared and filed. Copies of the tax returns, together with any schedules or other information that each Member may require in connection with preparation of such Member's own tax affairs, shall be furnished to the Members within ninety (90) calendar days after the end of each Fiscal Year. The Company shall bear the costs of preparing, filing and distributing any tax returns.

         11.2     TAX STATUS.

                  Without a Supermajority Vote of the Members, neither the Company nor anyone acting on its behalf shall be permitted to make any filing or election that would terminate the Company's classification as a partnership for federal income tax purposes.

         11.3     TAX MATTERS.

                  The Tax Matters Partner shall provide each Member with prompt notice of the initiation of all tax examinations or proceedings, shall thereafter promptly provide copies of all written information issued by or delivered to governmental authorities in connection with any such examinations or proceedings, and shall further provide each Member with prompt, reasonable, and continuous opportunity to review and provide comment with respect to the subject matter of each such examination or proceedings. Each Member agrees to cooperate fully with the Tax Matters Partner and to do or refrain from doing any and all things reasonably required by the Tax Matters Partner to conduct such proceedings. Subject to the terms hereof, the Tax Matters Partner shall not have the right to settle any audit or examination without first consulting with and receiving approval of a majority of the Members.

         11.4     TAX ELECTIONS.

                  The Company shall make the following elections on the appropriate tax returns:

                           (a) to adopt the calendar year as the Company's tax year for federal and state income tax purposes;

                           (b) to adopt the accrual method of accounting and to keep the Company's books and records on the income-tax method; and

                           (c) and any other elections not inconsistent with the above that the Management Committee may deem appropriate.

12.      BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS.

         12.1     MAINTENANCE OF BOOKS AND RECORDS.

                  The Company shall maintain the following accurate and complete records at the Principal Office or at such other locations as may be provided by the Members:

                           (a) a current list of the full name and last known business address of each Member;

                           (b) a copy of the Certificate of Formation and all amendments thereto;

                           (c) copies of each of the Company's Federal, state and local tax returns and reports, as filed, for the last seven taxable periods;

                           (d) copies of this Agreement, including all amendments thereto;

                           (e) Company audited financial statements for the last seven Fiscal Years;

                           (f)      books and records of the Company; and

                           (g)      minutes of meetings of the Management
                                    Committee.

         12.2     ACCOUNTING BASIS.

                  Books and records of the Company shall be maintained on an accrual accounting basis, and the Company's net profit or net loss shall be determined on the basis of the Fiscal Year and in accordance with GAAP as consistently applied.

         12.3     FINANCIAL REPORTS.

                  The Management Committee shall cause the following financial statements to be prepared, in each case in accordance with GAAP as consistently applied on a consolidated and consolidating (i.e., by line of business) basis, but unaudited except in the case of the reports called for in
                  Section 12.3(d), and shall cause to be delivered to each Person who was a Member during the applicable period described below:

                           (a) a balance sheet and statement of income, statement of cash flow and Member's capital account as of the end of or for, as the case may be, each month, each within thirty
                                    (30) days after the end of each month;

                           (b) (i) a balance sheet as of the end of each fiscal quarter of the Company; (ii) an income statement for such quarters and year-to-date; (iii) a statement of each Member's Capital Account as of the end of such quarters; and (iv) a statement of cash flows for such quarter and year-to-date (including sufficient information to permit the Members to calculate their tax accruals), each within forty-five (45) days after the end of such quarters (or more frequently if agreed by the Management Committee);

                           (c) (i) a balance sheet as of the end of each Fiscal Year of the Company; (ii) an income statement for such fiscal years; (iii) a statement of each Member's Capital Account as of the end of such fiscal years; and
                                    (iv) a statement of cash flows for such
                                    fiscal years, each within ninety (90) days after the end of such fiscal years; and

                           (d)      audited annual financial statements
                                    prepared by a national CPA firm selected by the Management Committee within ten (10) days after such statements are issued to the Company but in no event later than ninety (90) days after the end of each Fiscal Year of the Company. These financial statements shall be accompanied by a report of the Certified Public Accountants certifying the statements and stating that
                                    (a) their examination was made in
                                    accordance with generally accepted auditing standards and, in their opinion, the financial statements present fairly the financial position, financial results of operations, and changes in Members' capital in accordance with GAAP and (b) in making the examination and reporting on the financial statements described above, nothing came to their attention that caused them to believe that (i) the income and revenues were not paid or credited in accordance with the financial and accounting provisions of their Agreement,
                                    (ii) the costs and expenses were not
                                    charged in accordance with the financial and accounting provisions of this Agreement, or (iii) the Members or any Member failed to comply in any material respect with the financial and accounting provisions of this Agreement, or if they do conclude that a Member so failed, specifying the nature and period of existence of the failure.

         12.4     FISCAL YEAR.

                  The fiscal year of the Company (the "Fiscal Year") shall end on December 31 unless otherwise required by the Code or approved by a Supermajority Vote of the Members.

         12.5     ACCOUNTS.

                  The Company shall maintain a record of each Member's Capital Account in accordance with Section 5.7.

         12.6     OTHER NOTICES.

                  The Company shall notify each Member in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Company with respect thereto:

                           (a) the occurrence of the default by the Company under any material note, indenture, loan agreement, mortgage, lease, deed or other material similar agreement to which the Company is a party or by which it is bound;

                           (b)      the institution of any litigation,
                                    arbitration proceeding or governmental
                                    proceeding affecting the Company, whether or not considered to be covered by insurance, if the damages being sought in such litigation exceed $100,000 or, if not specified in such litigation, could reasonably be expected to exceed $100,000; and

                           (c) the entry of any judgment or decree against the Company, if the amount of such judgment exceeds $10,000.

         12.7     GOVERNMENTAL REPORTS.

                  The Operator shall prepare and file, or cause to be prepared and filed, all reports prescribed or required by the FERC or any other Governmental Authority having jurisdiction over the Company.

         12.8     COST OF PREPARING AND DISTRIBUTING REPORTS.

                  The Company shall bear the costs of (1) preparing and distributing the tax returns described in Section 11.1 and any reports required or permitted in Sections 12.3 and 12.7, and (2) legal, accounting, and other fees and expenses reasonably incurred by Dominion Greenbrier in the capacity as Tax Matters Partner.

         12.9     ACCOUNTS.

                  The Members shall cause to be established and maintained one or more separate bank and investment accounts and arrangement for Company funds in the Company' name with financial institutions and firms that the Members determine. The Company's funds may not be commingled with the funds of any Member.

13.      INSPECTION.

         13.1     INSPECTION OF FACILITIES AND RECORDS.

                  Subject to the provisions of Section 4.8, each Member shall have the right at all reasonable times during usual business hours upon providing reasonable notice to the Operator to inspect the Facilities and other properties of the Company and to audit, examine and make copies of the books of account and other records of the company. Such right may be exercised through any agent or employee of such

                  Member designated in writing by it or by an independent public accountant, engineer, attorney or other consultant so designated. The Member making the request shall bear all reasonable costs and expenses incurred by such Member, the Company or the Operator in connection with any inspection, examination or audit made on such Member's behalf.

14.      BANKRUPTCY OF A MEMBER.

         14.1     BANKRUPTCY MEMBERS.

                  If any Member becomes a Bankrupt Member, that Person ceases to be a Member of the Company. The successor in interest to that Person holds that Person's Membership Interest in the capacity of a non-Member with none of the rights and powers of a Member, except the right to such Person's Profits, Losses and Distributions.

15.      DISSOLUTION, LIQUIDATION, AND TERMINATION.

         15.1     DISSOLUTION.

                  The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

                           (a)      the unanimous written consent of the
                                    Members;

                           (b)      the time, if any, specified in the
                                    Certificate of Formation;

                           (c)      under the circumstances specified in
                                    Section 4.1.1 and 4.1.2;

                           (d)      pursuant to Section 7.1.4(d); and

                           (e) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

         15.2     LIQUIDATION AND TERMINATION.

                  On dissolution of the Company, the Members shall act as liquidator or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

                  (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by the Certified Public Accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

                  (b) Profit or Loss from the sale or distribution of Company property incurred upon or during liquidation and termination of the Company shall be allocated among the Members as provided in Section 6 of this Agreement; and

                  (c) the liquidator shall distribute the Company's assets in the following manner, subject to the Act:

                           (i) First, to satisfy debts and obligations of the Company, including those owed to Members or their Affiliates;

                           (ii)     Second, to fund any reserves deemed
                                    appropriate by the Management Committee;
                                    and

                           (iii) Third, to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

         The distribution of cash and/or property to a Member in accordance with the provisions of this Section 15.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company's property and constitutes a compromise to which all Members have consented. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

         15.3     DEFICIT CAPITAL ACCOUNTS.

                  Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and Losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to their respective Sharing Ratios, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's Capital Account to zero.

         15.4     CERTIFICATE OF CANCELLATION.

         On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Members (or such other Person or Persons as the Act may require or permit) shall cause to be filed a Certificate of Cancellation with the Delaware Secretary of State as required by Section 18-203 of the Act, cancel any other filing made pursuant to Sections 2.3 or 2.6, and take such other actions as may be necessary to terminate the Company.

16.      GENERAL PROVISIONS.

         16.1     OFFSET.

                  Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

         16.2     NOTICES.

                  Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing. Notices and other communications will be deemed to have been given (a) on the date when delivered by hand or by means of electronic transmission (and followed by electronic confirmation of receipt), (b) on the date after the day when deposited for delivery with a nationally recognized air courier, or (c) on the third Business Day after being deposited in the United States mail, postage prepaid return receipt requested. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on the signature pages of this Agreement, or such other address as that Member may specify by notice to the other Members. Any notice, request, or consent to the Company must be given to the Management Committee at the address designated by the Company pursuant to Section 2.4. Whenever any notice is required to be given by law, the Certificate of Formation or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         16.3     ENTIRE AGREEMENT.

                  This Agreement constitutes the entire agreement of the Members and their Affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

         16.4     EFFECT OF WAIVER OR CONSENT.

                  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         16.5     AMENDMENT OR MODIFICATION.

                  This Agreement may be amended or modified from time to time only by a written instrument adopted by at least a Supermajority Vote of the Members, provided that no amendment or modification having a material affect on the rights or obligations of a Member shall be adopted without the written consent of such Member. No amendment or modification of this Agreement shall be deemed to exist as the result of any oral statement, action, waiver or delay by a Member or group of Members on any occasion(s).

         16.6     BINDING EFFECT.

                  Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal Managers, successors and assigns.

         16.7     SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF.

                  The parties acknowledge and agree that any breach or violation of this Agreement has the potential to cause irreparable and continuing harm that cannot be adequately cured or remedied by monetary damages alone. In recognition of the foregoing, the parties hereby agree that the remedies for breach or violation of this Agreement shall include, without limitation, the remedies of specific performance and injunctive relief. In any action, suit or other proceeding involving the enforcement of this Agreement, each party hereby waives all rights to claim or assert that monetary damages alone constitute a sufficient remedy, or that specific performance or injunctive relief should be denied. Each party agrees that the preceding waiver is irrevocable and unconditional, and shall have the broadest possible scope and application.

         16.8     GOVERNING LAW; SEVERABILITY.

                  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate of Formation, or (b) any mandatory provision of the Act, the application provision of the Certificate of Formation or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

         16.9     NO THIRD PARTY BENEFICIARIES.

                  Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Members that this Agreement shall not be construed as a third party beneficiary contract.

         16.10    CREDITORS.

                  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

         16.11    FURTHER ASSURANCES.

                  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         16.12    NOTICE TO MEMBERS OF PROVISIONS OF THIS AGREEMENT.

                  By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including, without limitation, the restrictions on the transfer or Disposition of Membership Interests set forth in Section 3 and (b) all of the provisions of the Certificate of Formation. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Member hereby waives any requirement that any further notice thereunder be given.

         16.13    PRESS RELEASES.

                  Prior to the filing of the FERC Application, without first obtaining the agreement of the other Members by Supermajority Vote, no Member shall make any press release or public statement about the Company, the business of the Company, or the transactions or operations contemplated hereby, unless legal counsel for such Member determines that such statement is required by applicable law. At any time subsequent to the filing of the FERC Application, no Member may make a press release or public statement disclosing Confidential Information without first obtaining the agreement of the Company unless legal counsel for such Member determines that such statement is required by applicable law, in which event, such Member may issue a statement to the extent legally required, provided, however, prior to the In-Service Date, the disclosing Member shall give the other Members the opportunity to review a copy of such statement and consult with such Member prior to the release thereof.

         16.14    COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

         16.15    SUPERCEDES.

                  This Agreement amends and supercedes in all respects that certain Operating Agreement for Greenbrier Pipeline Company, LLC dated as of July 12, 2001 between Greenbrier Pipeline Company, LLC and Dominion Greenbrier, Inc., which shall have no further force or effect.

         IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.


                                        MEMBERS:


                                        DOMINION GREENBRIER INC.



                                        By: /s/ Thomas Farrell
                                           ------------------------------------
                                        Name: Thomas F. Farrell, II
                                        Title: Chief Executive Officer


                                        PIEDMONT GREENBRIER PIPELINE COMPANY,
                                        LLC



                                        By: /s/ Ware F. Schiefer
                                           ------------------------------------
                                        Name:  Ware F. Schiefer
                                        Title: President

                                   APPENDIX A

                           (CERTIFICATE OF FORMATION)


                                      A-l

                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "GREENBRIER PIPELINE COMPANY, LLC", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JULY, A.D. 2001, AT 3 O'CLOCK P.M.



                           [SEAL] /s/ Harriet Smith Windsor
                                  ----------------------------------------------
                                  HARRIET SMITH WINDSOR, SECRETARY OF STATE

                                         AUTHENTICATION: 1243122
                                                   DATE: 07-16-01

                            CERTIFICATE OF FORMATION
                                       OF
                        GREENBRIER PIPELINE COMPANY, LLC

         This Certificate of Formation of Greenbrier Pipeline Company, LLC (the "LLC") dated as of July 12, 2001, is being duly executed and filed by E. J. Marks, III, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

         FIRST. The name of the limited liability company formed hereby is Greenbrier Pipeline Company, LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.



                                     /s/ E. J. Marks, III
                                     ----------------------------------------
                                     E. J. Marks, III
                                     Authorized Person

                                   APPENDIX B

                                (SHARING RATIOS)

          Member                  Capital Commitment      Sharing Ratio
          ------                  ------------------      -------------
          Dominion Greenbrier     $    *                       67%

          Piedmont Greenbrier     $    *                       33%

* Each Member's Capital Commitment shall equal such Member's Sharing Ratio, multiplied by the Estimated Cost of the Initial Facilities set forth on Appendix C hereto, as such estimate may be adjusted with respect to the Initial Facilities and the inclusion of any Modification (i) in the Phase I Capital Budget, the Phase II Capital Budget and the Phase III Capital Budgets approved pursuant to this Agreement; and (ii) under Sections 5.2.1(a)(y), 5.2.1(b)(y) and 5.2.1(c)(y).


                                      B-l

                                   APPENDIX C

                       DESCRIPTION OF INITIAL FACILITIES

         The Initial Facilities will consist of approximately 200 miles of 30-inch diameter natural gas pipeline extending from proposed points of interconnection with the Operator's facilities and the facilities of Tennessee Gas Pipeline in Kanawha County, West Virginia to a point in Rockingham County, North Carolina. A 24-inch diameter pipeline will extend 44 miles from Rockingham County to a point in Person County, North Carolina, and a 20-inch diameter pipeline will extend approximately 18 miles from Person County to a point in Granville County, North Carolina. Approximately 37,500 horsepower of compression will be required at appurtenant facilities along the route. The estimated cost of the Initial Facilities is $480,000,000 plus AFUDC.

         The pipeline will have the capacity to transport 600,000 dekatherms per day. It will have a maximum allowable operating pressure of 1250 pounds per square inch (psi) and a minimum operating pressure of 650 psi.

                                   APPENDIX D

             PRE-EXECUTION DATE EXPENDITURES THROUGH JULY 31, 2001

                           DOMINION GREENBRIER, INC.

                   CATEGORY                      COSTS
                   --------                  -------------
              Labor/Benefits/etc.            $  358,596.16
              Materials/supplies                 58,089.70
              Other Costs                        57,636.02
              Outside Services                1,873,207.38
                                             -------------

                 Total                       $2,347,529.26

                   PIEDMONT GREENBRIER PIPELINE COMPANY, LLC

              Outside Services               $   26,674.60
                                             -------------


                                      D-l

                                   APPENDIX E

                             PHASE I CAPITAL BUDGET
                               (excluding AFUDC)

                                                COMPRESSOR
                                  PIPELINES      STATIONS        TOTAL
                                  ----------    ----------    ----------

         September 2001           $1,558,000     $ 40,000     $1,598,000
         October 2001              2,425,000       40,000      2,465,000
         November 2001               551,000       40,000        591,000
         December 2001               505,000       35,000        540,000
         January 2002                471,000       10,000        481,000
                                                              ----------

               Total              $5,510,000     $165,000     $5,675,000


                                   E-l

                                                                     APPENDIX F

               CONSTRUCTION, OPERATION AND MAINTENANCE AGREEMENT

                                 BY AND BETWEEN

                          DOMINION TRANSMISSION, INC.

                                      AND

                       GREENBRIER PIPELINE COMPANY, LLC

                            DATED SEPTEMBER 1, 2001

                               TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----

1.       Definitions and Construction                                              1

                1.1      Definitions                                               1
                1.2      Construction                                              5

2.       Relationship of the Parties                                               5
                2.1      Appointment as Operator                                   5
                2.2      Operator's Authority to Execute Contracts                 6

3.       Operation of the Facilities                                               6
                3.1      Operator's Responsibilities                               6
                3.2      Reasonable Efforts                                        9
                3.3      Claims                                                    9

4.       Employees, Consultants and Subcontractors                                 9
                4.1      Operator's Employees, Consultants and Subcontractors      9
                4.2      Use of Affiliates or Independent Contractors             10
                4.3      Standards for Operator and its Employees                 10
                4.4      Non-Discrimination and Drugs                             10

5.       Financial and Accounting                                                 11
                5.1      Accounting and Compensation                              11
                5.2      Budgets and Reports                                      11
                5.3      Disputed Charges                                         12
                5.4      Rate and Tariff Reviews                                  12
                5.5      Audit and Examination                                    12

6.       Intellectual Property; License to Operator                               12

7.       Indemnification                                                          13

8.       Insurance                                                                14

9.       Term                                                                     15

10.      Survival of Obligations                                                  15

11.      Law of the Contract and Arbitration                                      16
                11.1     Law of the Contract                                      16
                11.2     Arbitration                                              16

12.      Special and Consequential Damages                                        18

13.      General                                                                  18
                13.1     Effect of Agreement; Amendments                          18

                13.2     Notices                                                  18
                13.3     Counterparts                                             19
                13.4     Waiver                                                   19
                13.5     Assignability; Successors                                19
                13.6     Third Persons                                            19
                13.7     Laws and Regulatory Bodies                               20
                13.8     Section Numbers; Headings                                20
                13.9     Severabilitv                                             20
                13.10    Further Assurances                                       20

Exhibit A - Accounting Procedure

               CONSTRUCTION, OPERATION AND MAINTENANCE AGREEMENT

         This agreement ("CO&M Agreement"), made and entered into as of the first day of September, 2001, is by and between Dominion Transmission, Inc., a Delaware corporation ("Operator"), and Greenbrier Pipeline Company, LLC, a Delaware limited liability company ("Company").

1.       DEFINITIONS AND CONSTRUCTION.

         1.1.     DEFINITIONS.

         The definitions used in the Amended and Restated Operating Agreement of the Company, dated September 1, 2001 ("Operating Agreement"), shall, except as otherwise specifically provided below, have the same meanings in this CO&M Agreement.

                  1.1.1. "ACCOUNTING PROCEDURE" means the accounting procedure set forth in Exhibit A.

                  1.1.2. "AFFILIATE" means with respect to a Member, any Person which is (a) a Parent of such Member; or (b) a corporation as to which the majority of the voting securities are (directly or through any number of wholly-owned subsidiaries) owned by such Member or a Parent of such Member.

                  1.1.3. "AUTHORIZATIONS" means all licenses, certificates, permits, orders, approvals, determinations and authorizations from Governmental Authorities having jurisdiction.

                  1.1.4. "BUSINESS DAY" means a day, other than Saturday or Sunday, on which commercial banks are open for the transaction of business in New York, New York.

                  1.1.5. "CERTIFICATE" means the Certificate(s) of public convenience and necessity issued by the FERC pursuant to the FERC Application.

                  1.1.6. "CERTIFICATE OF FORMATION" means the Certificate of Formation filed with the Delaware Secretary of State pursuant to the Delaware Limited Liability Act on July 12, 2001 and attached to the Operating Agreement as Appendix A.

                  1.1.7. "COMPANY" means Greenbrier Pipeline Company, LLC, a Delaware limited liability company.

                  1.1.8. "CO&M AGREEMENT" means this Construction, Operating and Maintenance Agreement between the Company and the Operator.

                  1.1.9. "CONFIDENTIAL INFORMATION" means unique and specific information about the Facilities, the Operating Agreement, this CO&M Agreement, a Member, the Company, rate strategies or marketing strategies that is not generally available to the public, and in the case of a Member or the Company, that such Member or the Company has designated as confidential, Upon the filing of the FERC Application, the terms and conditions of this CO&M Agreement and any information about the Facilities disclosed in the FERC Application (except for any terms and conditions or information for which confidential treatment may have been requested and not refused by the FERC) shall be deemed to be generally available to the public and shall not be considered Confidential Information.

                  1.1.10. "CUSTOMER" means a Person who has entered into a Service Agreement with the Company (or, where applicable, a precedent agreement relating thereto) for the receipt, transportation, and delivery of natural gas by means of the Facilities.

                  1.1.11.  "DECISION NOTICE" has the meaning set forth in
                           Section 11.2.

                  1.1.12. "DEFAULT RATE" means an interest rate equal to the lesser of (a) two percent (2%) per annum over the prime rate of Chase Manhattan Bank, N.A. (or its successor) as in effect from time to time while such default is outstanding; or (b) the maximum interest rate allowed for this purpose pursuant to the law of Delaware.

                  1.1.13. "DOMINION GREENBRIER" means Dominion Greenbrier, Inc., a Delaware corporation.

                  1.1.14.  "EXECUTION DATE" means September 1, 2001.

                  1.1.15. "FACILITIES" means the Initial Facilities together with any and all Modifications.

                  1.1.16. "FERC" means the Federal Energy Regulatory Commission or any commission, agency or other governmental body succeeding to the powers of such commission.

                  1.1.17. "FERC APPLICATION" means the documents pursuant to which application for a certificate(s) of public convenience and necessity is made to FERC by the Company for authority to construct, own, lease and operate the Initial

                           Facilities and to receive, transport and deliver natural gas by means of the Initial Facilities.

                  1.1.18. "FINANCING COMMITMENT" means the agreements between one or more financial institutions or other Persons and the Company or the Financing Corporation pursuant to which such financial institutions or other Persons agree, subject to the conditions set forth therein, to lend money to, or purchase securities of, the Company or the Financing Corporation, the proceeds of which shall be used to finance all or a portion of the Facilities.

                  1.1.19. "FISCAL YEAR" means the fiscal year adopted by the Company from time to time.

                  1.1.20. "GOVERNMENTAL AUTHORITY" means any court, agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, parish, county, district, municipality, city, political subdivision or otherwise, domestic or foreign whether now or hereafter in existence.

                  1.1.21. "INITIAL FACILITIES" means the real, personal, mixed and contractual property (whether tangible or intangible) to be owned and operated by the Company for the receipt, transportation and delivery of natural gas, all as more fully described in Appendix C to the Operating Agreement (not including any Modification but including any changes in size, design capacity and location as may be approved prior to the date of filing of the FERC Application).

                  1.1.22. "LIABILITIES" means actions, claims, settlements, judgments, demands, costs, expenses (including, without limitation, expenses attributable to the defense of any actions or claims), attorneys' fees and liabilities related to the Operation of the Facilities.

                  1.1.23. "MANAGER" has the meaning set forth in Section 7.1.2 of the Operating Agreement.

                  1.1.24.  "MANAGEMENT COMMITTEE" has the meaning set forth in
                           Section 7.1.2 of the Operating Agreement.

                  1.1.25.  "MEETING" has the meaning set forth in Section 11.2.

                  1.1.26. "MEMBER" means any Person executing the Operating Agreement as of the date of the Operating Agreement or who is hereafter admitted to the Company as a Member as provided in the Operating Agreement, but does not include any Person who has ceased to be a Member of the Company.

                  1.1.27. "MODIFICATION" means any additions or modifications to the Facilities approved after the filing of the FERC Application installed (a) to modify, improve, expand, extend or increase the design capacity or scope of the Facilities or any portion thereof (except in connection with customary maintenance) or
                           (b) to provide a new point of delivery or receipt of natural gas for the Facilities.

                  1.1.28. "MONTH" means a period of time beginning on the first day of a calendar month and ending at the same time on the first day of the next succeeding calendar month.

                  1.1.29. "OPERATE THE FACILITIES" means to plan, design, construct, test, maintain, repair, replace, improve, expand and/or operate the Facilities, including, without limitation, the duties identified in Section
                           3.1 of this CO&M Agreement. Where used in noun form, such term shall be "OPERATION OF THE FACILITIES."

                  1.1.30. "OPERATOR" means Dominion Transmission, Inc., a Delaware corporation, and any of its successors or assigns, pursuant to this CO&M Agreement.

                  1.1.31.  "PARTY" means the Company or the Operator.

                  1.1.32. "PERSON" means an individual, a trust, an estate, a domestic corporation, a foreign corporation, a professional corporation, a partnership, a limited partnership, a limited liability company, a foreign limited liability company, an unincorporated association, or another entity.

                  1.1.33. "PHASE II CAPITAL BUDGET" means the capital budget for the period from the filing of the FERC Application to the issuance of the Certificate.

                  1.1.34. "PHASE III CAPITAL BUDGET" means the capital budget for the period from the issuance of the Certificate to the In-Service Date.

                  1.1.35. "PIEDMONT GREENBRIER" means Piedmont Greenbrier Pipeline Company, LLC, a North Carolina limited liability company.

                  1.1.36. "PRE-COMPLETION PERIOD" means the period between the Execution Date and the date that the Facilities are placed into service, which latter date shall be certified in writing by the Operator.

                  1.1.37. "PROCEEDING" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

                  1.1.38. "PROHIBITED CONDUCT" means any action by the Operator that constitutes bad faith, gross negligence or willful misconduct.

                  1.1.39. "REQUIRED ACCOUNTING PRACTICE" means the accounting rules and regulations, if any, at the time prescribed by the regulatory bodies under the jurisdiction of which the Company is at the time operating and, to the extent of matters not covered by such rules and regulations, generally accepted accounting principles applied on a consistent basis as practiced in the United States at the time prevailing for companies engaged in a business similar to that of the Company.

                  1.1.40. "SERVICE AGREEMENTS" means the service agreement(s) by and between the Company and the Customers for the receipt, transportation and delivery of natural gas by means of the Facilities.

                  1.1.41. "YEAR" means each twelve (12) Month period beginning on the first day of a calendar year and ending at the beginning of the first day of the next calendar year, provided that the first year hereunder shall begin on the date hereof, and shall end at the beginning of the first day of the following calendar year, and further provided that the last contract year shall end at the expiration of the term of this CO&M Agreement pursuant to Section 9 hereof.

         1.2. CONSTRUCTION. Whenever the context requires, the gender of all words used in this CO&M Agreement includes the masculine, feminine and neuter. All references to Sections refer to sections of this CO&M Agreement (unless the context clearly indicates otherwise), and all references to Exhibits are to Exhibits attached to this CO&M Agreement, each of which is made a part hereof for all purposes.

2.       RELATIONSHIP OF THE PARTIES.

         2.1. APPOINTMENT AS OPERATOR. Subject to the terms and conditions of this CO&M Agreement, the Company hereby appoints the Operator to act hereunder, and the Operator hereby accepts such appointment and agrees to act pursuant to the provisions of this CO&M Agreement and the applicable provisions of the Operating Agreement. In performing services pursuant to this CO&M Agreement, the Operator shall be an agent of the Company.

         2.2. OPERATOR'S AUTHORITY TO EXECUTE CONTRACTS. Subject to the terms of this CO&M Agreement, contracts in connection with Operation of the Facilities may be negotiated and executed or amended by the Operator as agent for the Company. Copies of all contracts entered into by the Operator on behalf of the Company shall be provided to the Company. All contracts and permits, if any, relating to Company business and executed by the Operator prior to the Execution Date shall be assigned by the Operator to the Company as soon as practicable after the Execution Date.

3.       OPERATION OF THE FACILITIES.

         3.1. OPERATOR'S RESPONSIBILITIES. The Operator shall be responsible for the Operation of the Facilities, and, subject to the provisions of the Operating Agreement, the Operator is authorized to undertake all activities reasonably necessary to fulfill such responsibilities, including, but not limited to:

                  3.1.1. Prepare, file, execute and prosecute applications for the Authorizations required by the Company and make periodic filings required of the Company by Governmental Authorities having jurisdiction, including, without limitation, the preparation, filing, execution and prosecution of the FERC Application (and any amendments thereto) and the Company's FERC tariff (and any amendments thereto).

                  3.1.2. Provide or cause to be provided the day-to-day operating and maintenance services, administrative liaison and related services to the Members, Managers, Management Committee and the Company, including, but not limited to, Customer support, regulatory matters (including rate, tariff and Certificate filings), legal, accounting, electronic bulletin board design and maintenance, capacity and informational postings, engineering, construction, repair, replacement, inspection, operational planning, budgeting, tax and technical services, and insurance and regulatory administration and compliance.

                  3.1.3. Prepare and/or cause to be prepared the engineering design and specifications for the Facilities.

                  3.1.4. Negotiate and execute contracts for the purchase of materials, equipment and supplies necessary for the Operation of the Facilities.

                  3.1.5. Prepare, negotiate and execute in the name of the Company rights-of-way, land in fee, permits and contracts, and initiate and prosecute eminent domain Proceedings, necessary for the Operation of the Facilities, and resist the perfection of any involuntary liens against Company property.

                  3.1.6. Construct and/or install, or cause to be constructed and/or installed, the Facilities.

                  3.1.7. Maintain accurate and itemized accounting records for the Operation of the Facilities, together with any information reasonably required by the Company relating to such records, consistent with the applicable provisions of Section 12 of the Operating Agreement.

                  3.1.8.   Prepare the financial and other reports set forth in
                           Section 12 of the Operating Agreement.

                  3.1.9. Cause the Operation of the Facilities to be in accordance with the requirements of all Governmental Authorities having jurisdiction, including, but not limited to, the requirements of the United States Department of Transportation set forth in 49 CFR Parts 190, 191, 192 and 199 and in accordance with sound and prudent natural gas pipeline industry practices, and provide or cause to be provided such appropriate supervisory, audit, administrative, technical and other services as may be required for the Operation of the Facilities.

                  3.1.10. Prepare, or cause to be prepared, and file all necessary federal and state income tax returns and all other tax returns and filings for the Company (including making the elections set forth in Section
                           11.4 of the Operating Agreement). Each Member shall furnish to the Operator all pertinent information in its possession relating to Company operations that is necessary to enable such returns to be prepared and filed. The Operator shall pay on behalf of the Company such taxes as are required to be paid by the Company.

                  3.1.11. On behalf of the Company, maintain and administer bank and investment accounts and arrangements for receipt of Company funds, draw checks and other orders for the payment of money, and designate individuals with authority to sign or give instructions with respect to those accounts and arrangements. The Company's funds shall not be commingled with funds belonging to the Operator.

                  3.1.12. On behalf of the Company, market the Company's services, including, but not limited to, conducting open seasons for new services, receiving and responding to requests for new services or changes in existing services, the negotiation, execution and administration of Precedent Agreements and Service Agreements in accordance with FERC's policies, rules and Orders and the Company's FERC Gas Tariff, and the preparation and collection of all bills to the Customers for services rendered thereunder.

                  3.1.13. On behalf of the Company, negotiate, execute and administer contracts with other pipelines and service providers, including, but not limited to, Operational Balancing Agreements, Capacity Leases, Storage and Transportation Agreements and Balancing Agreements and to undertake such emergency measures with third parties necessary to protect the reliability and safety of the Company's services.

                  3.1.14. Receive nominations for service, schedule service, issue confirmations, and administer Customer contracts, including capacity release, in accordance with the Company's FERC tariff and FERC policies, rules and orders.

                  3.1.15. Establish such procedures as may be reasonable and appropriate to comply with or to obtain an exemption from the marketing affiliate rules set forth in the FERC Order No. 497 as the same may be amended or superseded.

                  3.1.16. Dispatch and allocate daily scheduled nominations for natural gas quantities to be received, transported and redelivered by means of the Facilities.

                  3.1.17. Utilize electronic flow measurement equipment for volume determinations and natural gas chromatographs, as deemed appropriate by the Operator, for heating value determinations as described in the Company's FERC tariff.

                  3.1.18. Except as otherwise provided by applicable laws or governmental regulations or as otherwise directed by the Company, retain all records, books of account, Company tax returns, plans, designs, studies, reports and other documents related to the Operation of the Facilities for three (3) years from the date of completion of the activity to which such records relate (or such longer period as may be required by law or the Operating Agreement).

                  3.1.19. Report to the Company as soon as practicable all non-routine occurrences that the Operator determines may have a significant adverse impact upon the Operation of the Facilities, make any necessary repairs as a result of such occurrences as the Operator reasonably deems necessary, and make a follow-up report at an appropriate time on the

                           Operator's response to each non-routine occurrence; provided, however, that the Operator shall obtain the prior approval of the Company prior to performing repairs with an estimated cost of over $250,000 unless the non-routine occurrence is of a nature that immediate repair is required, in which event the Operator may make such repair without such prior approval but shall provide a complete and accurate report to the Company of such repair as soon as practicable thereafter.

                  3.1.20. Perform any required major equipment overhaul and replacement; provided, however, that unless already previously approved by the Company in a budget submitted by the Operator, the Operator shall obtain the prior approval of the Company prior to performing such overhaul or replacement with an estimated cost of over $250,000 unless such overhaul or replacement is of a nature that immediate action must be taken, in which event the Operator may perform such overhaul or replacement without such prior approval but shall provide a complete and accurate report to the Company of all such actions as soon as practicable thereafter.

                  3.1.21. Perform such other duties as are reasonably necessary or appropriate and enter into such other arrangements as reasonably requested by the Company to discharge the Operator's responsibilities under this CO&M Agreement and the Operating Agreement.

         3.2. REASONABLE EFFORTS. Operator agrees to design the Facilities and to use reasonable efforts to operate the Facilities in such a manner to provide services as required in the Shipper's Service Agreements, the Company's FERC Gas Tariff, and FERC's policies, rules and orders.

         3.3. CLAIMS. Any and all claims against the Company instituted by anyone other than the Operator arising out of the Operation of the Facilities that are not covered by insurance in accordance with Section 8 of this CO&M Agreement shall be settled or litigated and defended by the Operator in accordance with its best judgment and discretion except when
                  (a) the amount involved is stated to be (or estimated to be, as the case may be) greater than $100,000, or (b) criminal sanction is sought. The settlement or defense of any claim described in (a) or (b) above shall be decided by the Members pursuant to the Operating Agreement.

4.       EMPLOYEES, CONSULTANTS AND SUBCONTRACTORS.

         4.1. OPERATOR'S EMPLOYEES, CONSULTANTS AND SUBCONTRACTORS. The Operator shall employ or retain and have supervision over the

                  Persons (including consultants and professional service or other organizations) required or deemed advisable by the Operator to perform its duties and responsibilities hereunder in an efficient and economically prudent manner. The Operator shall pay all reasonable expenses in connection therewith, including compensation, salaries, wages, overhead and administrative expenses incurred by the Operator, and if applicable, social security taxes, workers' compensation insurance, retirement and insurance benefits and other such expenses. The compensation for the Operator's employees shall be determined by the Operator, provided that the amount and terms of such compensation shall be comparable to those prevailing in the natural gas industry where Operator's employees are located for similar work. Subject to the other provisions of this CO&M Agreement, all authorized expenses pursuant to this Section 4.1 shall be reimbursed to the Operator by the Company as provided in the Accounting Procedure.

         4.2. USE OF AFFILIATES OR INDEPENDENT CONTRACTORS. The Operator may utilize, as it reasonably deems necessary or appropriate, the services of any independent contractors or of its or any Member's Affiliates; provided, however, that such services of the Operator's or any Member's Affiliates must be utilized on terms no less favorable to the Company than those prevailing at the time for comparable services of nonaffiliated independent parties.

         4.3. STANDARDS FOR OPERATOR AND ITS EMPLOYEES. The Operator shall perform its services and carry out its responsibilities hereunder, and shall require all of its employees and contractors, subcontractors and materialmen furnishing labor, material or services for the Operation of the Facilities to carry out their respective responsibilities in accordance with sound, workmanlike and prudent practices of the natural gas pipeline industry and in compliance with the Company's FERC Gas Tariff, FERC's policies, rules and orders and with all relevant laws, statutes, ordinances, safety codes, regulations, rules and Authorizations of Governmental Authorities having jurisdiction applicable to the Facilities.

         4.4. NON-DISCRIMINATION AND DRUGS. In performing under this CO&M Agreement, the Operator shall not discriminate against any employee or applicant for employment because of race, creed, color, religion, sex, national origin, age or disability, and will comply with all provisions of Executive Order 11246 of September 24, 1965 and any successor order thereto, to the extent that such provisions are applicable to the Operator or the Company. The Company and the Operator do not condone in any way the use of illegal drugs or controlled substances. Any Person known by the Operator to be in possession of any illegal drug or controlled substance will be removed by the Operator and not permitted to work on or with respect to the Facilities. In addition, the Operator shall meet all the applicable requirements imposed by the Department of Transportation as specified in 49 C.F.R., Parts 40 and 199. Furthermore, upon request and to the extent permitted by law, the Operator will furnish the Company copies of the records of employee drug test results required to be kept under the provisions of 49 C.F.R. Part
                  199. The provisions of this Section 4.4 shall be applicable to any contractors, consultants and subcontractors retained in connection herewith, and the Operator shall cause the agreements with any contractor, consultant or subcontractor to contain similar language.

5.       FINANCIAL AND ACCOUNTING.

         5.1.     ACCOUNTING AND COMPENSATION.

                  5.1.1. The Operator shall maintain accounts for the Company in accordance with the FERC Uniform System of Accounts and other Required Accounting Practices and shall keep a full and complete account of all costs, expenses and expenditures incurred by it in connection with its obligations hereunder in the manner set forth in the Accounting Procedure.

                  5.1.2. The Operator shall be reimbursed by the Company at the rate and in the manner set forth in the Accounting Procedure for all costs and expenses of the Operator subject only to Operator's demonstration that such costs and expenses were incurred in connection with the Operation of the Facilities or otherwise to fulfill the Operator's duties under this CO&M Agreement and the Operating Agreement; provided, however, that the Company shall not be required to reimburse the Operator for costs and expenses arising out of Prohibited Conduct or claims for non-payment of any and all contributions, withholding deductions or taxes measured by the wages, salaries or compensation paid to Persons employed by the Operator or any of its Affiliates in connection herewith. The fact that such costs and expenses exceed any budget approved by the Company shall not be sole grounds to deny reimbursement otherwise required under this CO&M Agreement, provided the Operator can demonstrate such costs are reasonably necessary.

         5.2. BUDGETS AND REPORTS. The Operator shall, on a timely basis, prepare and deliver to the Company for approval the following budgets and reports: (a) The Phase II Capital Budget and Phase III Capital Budget pursuant to Section 4.1.1 of the Operating Agreement; and (b) an annual Operating Budget pursuant to
                  Section 7.6 of the Operating Agreement. Such budgets shall be prepared in sufficient detail to satisfy the requirements of any lending institution providing financing for the Facilities.

         5.3. DISPUTED CHARGES. The Company may, within the audit period referred to in Section 5.5 hereof, take written exception to any bill or statement rendered by the Operator for any expenditure or any part thereof on the ground that the same was not appropriate for reimbursement under the terms of
                  Section 5.1.2 above. The Company shall nevertheless pay in full when due the amount of all statements submitted by the Operator. Such payment shall not be deemed a waiver of the right of the Company to recoup any contested portion of any bill or statement; provided, however, that if the amount as to which such written exception is taken or any part thereof is ultimately determined in accordance with Section 11.2 of this CO&M Agreement not to be appropriate for reimbursement under the terms of Section 5.1.2 of this CO&M Agreement, such amount or portion thereof (as the case may be) shall be refunded by the Operator to the Company, together with interest thereon at the Default Rate.

         5.4. RATE AND TARIFF REVIEWS. The Operator shall review from time to time the rates and fees charged for natural gas transportation services, and the terms and conditions for such services and any new services deemed appropriate by the Operator and, subject to the receipt of any required Regulatory Approvals and the terms of any Service Agreement, revise such rates, fees, terms and conditions as the Operator may deem appropriate for the Company.

         5.5. AUDIT AND EXAMINATION. The Company or any Member, after thirty (30) days' notice in writing to the Operator, shall have the right during normal business hours to audit or examine, at the expense of the Company or the requesting Member, as the case may be, all books and records maintained by the Operator, as well as the relevant books of account of the Operator's contractors, relating to the Operation of the Facilities; provided, however, that the total number of full audits commenced in any Year pursuant to this Section 5.5 shall not exceed two. Such right shall include the right to meet with the Operator's internal and independent auditors to discuss matters relevant to the audit or examination. The Company shall have two Years after the close of a Year in which to make an audit of the Operator's records for such Year; provided, however, that any audits relating to construction costs may be made up to twenty four (24) Months after the in-service date of the Facilities (not including any Modifications) or after the date that construction of the Modification in question was completed, as certified in writing by the Operator, in the case of a Modification.

6. INTELLECTUAL PROPERTY; LICENSE TO OPERATOR. Each Member hereby grants to the operator an irrevocable, royalty-free, non-exclusive and non-assignable license to use, during the term of this

         CO&M Agreement, any Confidential Information provided to the Company or the Operator by said Member and designated as such by said Member. For purposes of this section 6, Confidential Information shall include, but shall not be limited to, inventions (whether patented or not) and copyrighted or copyrightable material. As a condition precedent to the effectiveness of such license to use, the Operator hereby expressly agrees that it will utilize such Confidential Information solely in connection with the performance of its duties hereunder and further expressly agrees that it will be subject to and bound by the provisions set forth in Section 4.8.2 of the Operating Agreement as if it were a Member. Upon termination of this CO&M Agreement or its removal as Operator, such license shall terminate and, upon the request of the Company, the Operator shall either return all Confidential Information that has been provided to it, together with all reproductions thereof in the Operator's possession, pursuant to such license to use, to the Member from whom it obtained such Confidential Information or certify to such Member that it has been destroyed.

7. INDEMNIFICATION. The Company agrees to indemnify, hold harmless and defend the Operator and its Affiliates and their respective officers, directors, employees and agents (but not including any Member of the Company, in its capacity as such) from and against, and the indemnified parties shall have no liability to the Company for, any and all Liabilities incurred arising out of or relating to this CO&M Agreement or the Operation of the Facilities, regardless of cause; provided, however, that the Company shall not be required to indemnify or hold harmless the indemnified parties from or against any Liabilities attributable to the actions or omissions of Operator in maintaining and administering accounts and arrangements as set forth in Section 3.1.11 of this CO&M Agreement; provided, further, that the Company shall not be required to indemnify or hold harmless the indemnified parties from or against any Liabilities attributable to Prohibited Conduct or claims for non-payment of any and all contributions, withholding deductions or taxes measured by the wages, salaries or compensation paid to Persons employed by the Operator or any of its Affiliates in connection herewith. In the event applicable law limits in any way the extent to which indemnification may be provided to an indemnitee, this Section 7 shall be automatically amended, in keeping with the express intent of the parties hereto, as necessary to render all the remainder of this CO&M Agreement valid and enforceable and to provide that the indemnifications provided herein shall extend and be effective only to the maximum extent permitted by such law. Upon notice therefor, the Company shall advance to the indemnified party the costs of any Liabilities for which indemnification is to be sought hereunder upon the execution by the indemnified party of a written undertaking to repay any costs for which indemnification pursuant to this Section 7 is determined to be improper by mutual agreement or pursuant to the procedures set forth in Section 11.2 of this CO&M Agreement, together with interest thereon at the Default Rate. With respect to any claim against any indemnified party for which indemnification may be sought hereunder, the Company shall not, without the indemnified party's prior written consent, settle or compromise such claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect of such claim. The Company (a) shall have the right to defend, at its cost and expense, such claim in all appropriate Proceedings, and (b) shall have full control (including choice of counsel) of such defense and Proceedings, including any compromise or settlement thereof (subject to the foregoing provisions of this Section 7), and the indemnified parties shall cooperate in such defense in all reasonable ways. The Company shall not be required to provide indemnification pursuant to this Section 7 to the extent, if any, that the Liabilities in question are not borne or incurred by the indemnified parties because of the availability of insurance proceeds from the insurance required in Section 8.2 of this CO&M Agreement to the indemnified parties.

8.       INSURANCE.

         8.1. During the construction of the Facilities, the Operator shall cause to be carried and maintained, either directly or through the contractor(s) building the Facilities, the equivalent of all-risk builders risk insurance, including the perils of Flood and Earthquake, if available and deemed affordable, and including mutually acceptable sublimits of Offsite Storage and Transit for the full replacement value of the work with all coinsurance waived and "permission to occupy" granted. The insurance shall name the Operator and the Company as insureds, as their respective interests may appear.

         8.2. At all times during the Operation of the Facilities, the Operator shall provide (a) workers' compensation insurance granting full compensation under the worker's compensation law of any state in which operations are conducted, and (b) employer's liability insurance with limits of not less than $2,000,000 per occurrence for all of the Operator's employees engaged in work on the Facilities, and (c) automobile liability insurance for all vehicles owned or used by the Operator, covering injuries to or death of Persons and damage to property, with a combined single limit of not less than $2,000,000 per occurrence.

         8.3. If permitted by applicable law, the Operator may self-insure the workers' compensation, employer's liability insurance, and automobile liability insurance required above and, up to $1,000,000 per occurrence or such other amounts as the Company authorizes by Supermajority Vote, the general liability insurance required in section 8.4 below.

         8.4. To be effective as of the Execution Date, Operator shall procure and maintain for the benefit of Company and Operator general liability and/or excess liability insurance with limits of not less than $10,000,000 per occurrence for bodily injury and property damage combined. The Company and the Operator will be the named insureds under such insurance policy(ies). The Operator's parent and Affiliates and the Members will be named as additional insureds under such insurance policy(ies). Such insurance policy(ies) will be worded to provide primary insurance to the named insureds and the above additional insureds with respect to the Operation of the Facilities, and to waive any rights of subrogation against the above additional insureds. Within 15 days after execution of this CO&M Agreement, and annually thereafter, Operator will have a certificate of insurance issued evidencing this insurance upon the specific request of the Company or any of its Members.

         8.5. The Operator will procure and maintain for the benefit of and on behalf of the Company and the Operator all-risk property insurance covering the Facilities with no co-insurance, including coverage for boiler and machinery, business interruption (at the Company's option) and natural gas in the possession of the Company. This insurance will be placed into effect simultaneously with the termination of the builder's risk insurance the Operator is required to maintain under
                  Section 8.1 of this CO&M Agreement. The Company and the Operator will be the named insureds and loss payees under such insurance policy. This insurance policy will provide a waiver of any rights of subrogation against the Operator's Parent and Affiliates and the Members. Any insurance proceeds for any losses under this policy will be applied against the cost to repair or replace the Facilities.

         8.6. All policies of insurance shall be written with carriers holding a current Best's rating of at least A (or if not so rated, has a creditworthiness comparable to such an A rated carrier), and shall afford at least 60-days written notice in the event of cancellation, non-renewal or material reduction in the coverage required hereunder. The costs for premiums, deductibles and self-insured retentions for the insurance maintained by the Operator pursuant to this CO&M Agreement shall be reimbursable costs pursuant to Section 5 of this CO&M Agreement. In addition, in the event the Operator self-insures the general liability insurance required above as herein permitted, the Operator shall be reimbursed as provided in Section 2.9 of the Accounting Procedures.

9. TERM. This CO&M Agreement shall be effective as of the date hereof and shall continue for the term of the Company as provided in the Company's Certificate of Formation; provided, however, that this CO&M Agreement shall be terminated earlier upon the first to occur of the following: (a) the Operator's Affiliates (or any successor Affiliate of the

         Operator) that is a Member ceases to be a Member; or (b) the Operator commits a material default under this CO&M Agreement and such material default continues for a period of 120 days after notice thereof by the Company to the Operator (provided, however, that no termination shall occur if the Operator has initiated action to cure such material default but, despite its good faith efforts, it has been unable to complete such cure within such 120 day period).

10. SURVIVAL OF OBLIGATIONS. The termination of this CO&M Agreement shall not discharge any Party from any obligation that it owes to any other Party by reason of any transaction, commitment or agreement entered into, or any Liabilities that shall occur or arise (or the circumstances, events or basis of which shall occur or arise) prior to such termination. It is the intent of the Parties that any obligation owed by a Party to the other Party (whether the same shall be known or unknown at the time of termination hereof, or whether the circumstances, events or basis of the same shall be known or unknown at the termination hereof) shall survive the time of termination of this CO&M Agreement.

11.      LAW OF THE CONTRACT AND ARBITRATION.

         11.1. LAW OF THE CONTRACT. THIS CO&M AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS CO&M AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

         11.2.    ARBITRATION.

                  11.2.1. In the event that the Parties are unable to agree on any matter relating to this CO&M Agreement, the Company or the Operator may upon notice given to the other call for submission of such matter to arbitration. The Party requesting arbitration shall set forth in such notice in adequate detail the issues to be arbitrated, and within ten (10) days from the receipt of such notice, the other Party may set forth in adequate detail additional related issues to be arbitrated. Within ten (10) days after the giving of such latter notice, each Party shall furnish to the other Party a notice ("Decision Notice") setting forth the decision (on a word-for-word basis) that such Party wishes the arbitrator(s) to make with respect to the issues to be arbitrated. Within ten (10) days after the giving of the latter of the two Decision Notices, the Parties shall attend a meeting ("Meeting") at a mutually acceptable time and place to discuss fully the content of such Decision Notices and based thereon determine whether either or both wish to modify their Decision Notices in any way. Any such modifications shall be discussed with each other, so that when each Party finalizes its Decision Notice, it shall do so with full knowledge of the content of the other Party's final Decision Notice. The finalization of such Decision Notices and the delivery of same by each Party to the other shall occur at the Meeting unless by mutual agreement they agree to have one or more additional Meetings for such purposes. If arbitration is invoked by either Party, the decision of the arbitrators shall be final and binding upon all Parties, and neither Party shall seek to have the applicable issues litigated rather than arbitrated (except as may be otherwise required by law).

                  11.2.2. It is the intent of the Parties that, to the extent practicable, such binding arbitration shall be conducted by a Person knowledgeable and experienced in the type of matter that is the subject of the dispute. In the event the Parties are unable to agree upon such Person within ten days after the last Meeting held pursuant to Section 11.2.1 above, then each Party shall select a Person that it believes has the qualifications set forth above as its designated arbitrator (which selection shall be accomplished by notifying the other Party of the identity of such Person), and such arbitrators so designated shall mutually agree upon a similarly qualified third Person to complete the arbitration panel; provided, however, that if one of the Parties fails to select its designated arbitrator as specified herein within ten (10) days of receiving notice from the other Party that such other Party has selected its designated arbitrator then the arbitration provided for herein shall be conducted by the one arbitrator so designated. In the event that the Persons selected by the Parties are unable to agree on a third member of the panel within ten
                           (10) days after the selection of the latter of the two arbitrators, such Person shall be designated by the American Arbitration Association. Upon final selection of the entire panel, such panel shall, as expeditiously as possible (and if possible, within ninety (90) days after the selection of the last arbitrator), render a decision on the matter submitted for arbitration. Such panel shall be required to adopt either the decision set forth in the Operator's final Decision Notice or the decision set forth in the Company's final Decision Notice and shall have no power whatsoever to reach any other result. Such panel shall adopt the decision that in its judgement is the more fair, equitable and in conformity with this CO&M Agreement. The arbitration shall be conducted in Charlotte, North Carolina in accordance with the commercial arbitration rules of the American Arbitration Association.

                  11.2.3. Upon the determination of any such dispute, the arbitrators shall bill the costs attributable to such binding arbitration to the losing Party; provided, however, that the arbitrators shall be empowered to apportion such costs between the Parties if they deem it appropriate.

                  11.2.4. It is the intent of the Parties that, once arbitration is invoked by either Party pursuant to the provisions of this Section 11, the matters set for arbitration shall be decided as set forth herein, and they shall not seek to have this Section 11 rendered unenforceable or to have such matter decided in any other way; provided, however, that nothing herein shall prevent the Parties from negotiating a settlement of any issue at any time.

                  11.2.5. Without limiting any of the foregoing, for purposes of this CO&M Agreement an independent determination of whether an action or failure to act constitutes Prohibited Conduct shall be made by arbitration pursuant to this Section 11, without regard to the findings of any court or administrative body or the settlement or compromise of any claim (other than a settlement of the type referred to in Section 11.2.4 above).

12.      SPECIAL AND CONSEQUENTIAL DAMAGES. The indemnification provided in
         Section 7 of this CO&M Agreement shall include without limitation claims made by any Person for special, indirect, consequential or punitive damages; otherwise, neither Party shall have any liability hereunder to the other Party for any special, indirect, consequential or punitive damages.

13.      GENERAL.

         13.1. EFFECT OF AGREEMENT; AMENDMENTS. This CO&M Agreement, together with the Operating Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof. This CO&M Agreement can be amended, restated or supplemented only by the written agreement of the Operator and the Company.

         13.2. NOTICES. Except as expressly set forth to the contrary in this CO&M Agreement, all notices, requests, or consents provided for or permitted to be given under this CO&M Agreement must be in writing. Notices and other communications will be deemed to have been given (a) on the date when delivered by hand or by means of electronic transmission (and followed by electronic confirmation of receipt), (b) on the date after the day when deposited for delivery with a nationally recognized air courier, or (c) on the third Business Day after being deposited in the United States mail, postage prepaid return receipt requested. All notices, requests, and consents to be sent to the Operator must be given to the Operator at the following addresses: Dominion Transmission, Inc., 445 West Main Street, Clarksburg WV 26301 Attn: Gary L. Sypolt, if by mail or Dominion Transmission, Inc. Fax number (304) 627-3323
                  Attn: Gary L. Sypolt if by facsimile transmission and if regarding billing and invoicing matters to Dominion Transmission, Inc., 445 West Main Street, Clarksburg WV 26301
                  Attn: Diane Logue if by mail or Dominion Transmission, Inc. Fax number (304) 627-3253 Attn: Diane Logue if by facsimile transmission. All notices, requests, and consents to be sent to the Company must be given to the Management Committee at the following addresses: Greenbrier Pipeline Company, LLC, 120 Tredegar Street, Richmond, VA 23219 Attn: Joseph J. Kienle, if by mail or Greenbrier Pipeline Company, LLC, Fax number (804) 819-2705 Attn: Joseph J. Kienle if by facsimile. Whenever any notice is required to be given by law or this CO&M Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         13.3. COUNTERPARTS. This CO&M Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. Each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.4. WAIVER. A waiver or consent, expressed or implied, to or of any breach or default by any Person in the performance by the Person of its obligations with respect to the Company or the Operator is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or the Operator. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company or the Operator, irrespective of how long that failure continues, does not constitute a waiver by the Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         13.5. ASSIGNABILITY; SUCCESSORS. This CO&M Agreement may not be assigned by either Party without the written consent of the other Party; provided, however, that such consent shall not be withheld unreasonably; provided, further, that this CO&M Agreement may be pledged by the Company without the consent of the Operator in connection with any Financing Commitment. This CO&M Agreement and all of the obligations and rights herein established shall extend to and be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the respective Parties hereto. Unless otherwise agreed, any assignment of this CO&M Agreement shall not relieve the assigning Party of any of its obligations hereunder.

         13.6. THIRD PERSONS. Except as expressly provided in this CO&M Agreement, nothing in this CO&M Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this CO&M Agreement shall not be construed as a third party beneficiary contract. Nothing in this subsection 13.6 is intended to limit in any way the right of a Member to bring a derivative action in the right of the Company under Subchapter X of the Act. Further, in the specific event that Operator's affiliates own more than fifty
                  (50) percent of the Membership Interests in the Company, then any other Member of the Company that holds more than twenty
                  (20) percent of the Membership Interests in the Company may independently pursue a cause of action against the Operator regarding any breach of this CO&M Agreement by Operator if such Member first makes written demand on the Company to bring an action with respect to the breach of this CO&M Agreement by Operator specified in such demand letter and within thirty (30) days after such demand, the Company fails to commence action to cause Operator to cure such breach of this CO&M Agreement or to enforce the Company's rights against Operator for such breach of this CO&M Agreement.

         13.7. LAWS AND REGULATORY BODIES. This CO&M Agreement and the obligations of the Parties hereunder are subject to all applicable laws, rules, orders and regulations of Governmental Authorities having jurisdiction, and to the extent of conflict, such laws, rules, orders and regulations of governmental authorities having jurisdiction shall control.

         13.8. SECTION NUMBERS; HEADINGS. Unless otherwise indicated, references to Section numbers are to Sections of this CO&M Agreement. Headings and captions are for reference purposes only and shall not affect the meaning or interpretation of this CO&M Agreement.

         13.9. SEVERABILITY. If any provision of this CO&M Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this CO&M Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

         13.10. FURTHER ASSURANCES. In connection with this CO&M Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional instruments and documents and perform any acts and things as may be necessary or appropriate to effectuate and perform the terms and provisions of this CO&M Agreement and those transactions.

         IN WITNESS WHEREOF, the Parties have caused this CO&M Agreement to be executed by their duly authorized representatives as of the date first above written.


OPERATOR:                          COMPANY:

Dominion Transmission, Inc.            Greenbrier Pipeline Company, LLC
                                       By each of its Members:



By:                                    DOMINION GREENBRIER, INC.
   -----------------------------
   Gary L. Sypolt
   Senior Vice President -
        Transmission



                                       By:
                                          -----------------------------------
                                          Georgia B. Carter
                                          Vice President - Tariff Services


                                       PIEDMONT GREENBRIER
                                         PIPELINE COMPANY, LLC



                                       By:
                                          -----------------------------------
                                          Ware F. Schiefer
                                          President

1.

2.

3.

4.

5.

6.

7.

8.       INSURANCE.

                  8.1. During the construction of the Facilities, the Operator shall cause to be carried and maintained, either directly or through the contractor(s) building the Facilities, the equivalent of all-risk builders risk insurance, including the perils of Flood and Earthquake, if available and deemed affordable, and including mutually acceptable sublimits of Transit, Offsite Storage and Transit for the full replacement value of the work with all coinsurance waived and "permission to occupy" granted. The insurance shall name the Operator and the Company as insureds, as their respective interests may appear.

                  8.2. At all times during the Operation of the Facilities, the Operator shall provide (a) workers' compensation insurance granting full compensation under the worker's compensation law of any state in which operations are conducted, and (b) employer's liability insurance with limits of not less than $2,000,000 per occurrence for all of the Operator's employees engaged in work on the Facilities, and (c) automobile liability insurance for all vehicles owned or used by the Operator, covering injuries to or death of Persons and damage to property, with a combined single limit of not less than $2,000,000 per occurrence.

                  8.3. If permitted by applicable law, the Operator may self-insure the workers' compensation, employer's liability insurance, and automobile liability insurance required above and, up to $1,000,000 per occurrence or such other amounts as the Company authorizes by Supermajority Vote, the general liability insurance required in section 8.4 below.

                  8.4. To be effective as of the Execution Date, Operator shall procure and maintain for the benefit of Company and Operator general liability and/or excess liability insurance with limits of not less than $10,000,000 per occurrence for bodily injury and property damage combined. The Company and the Operator will be the named insureds under such insurance policy(ies). The Operator's parent and Affiliates and the Members will be named as additional insureds under such insurance policy(ies). Such insurance policy(ies) will be worded to provide primary insurance to the named insureds and the above additional insureds with respect to the Operation of the Facilities, and to waive any rights of subrogation against the above additional insureds. Within 15 days after execution of this CO&M Agreement and annually thereafter, Operator will have a certificate of insurance issued evidencing this insurance upon the specific request of the Company or any of its Members.

                  8.5. The Operator will procure and maintain for the benefit of and on behalf of the Company and the Operator all-risk property insurance covering the Facilities with no co-insurance, including coverage for boiler and machinery, business interruption (at the Company's option) and natural gas in the possession of the Company. This insurance will be placed into effect simultaneously with the termination of the builder's risk insurance the Operator is required to maintain under Section 8.1 of this CO&M Agreement. The Company and the Operator will be the named insureds and loss payees under such insurance policy. This insurance policy will provide a waiver of any rights of subrogation against the Operator's Parent and Affiliates and the Members. Any insurance proceeds for any losses under this policy will be applied against the cost to repair or replace the Facilities.

                  8.6. All policies of insurance shall be written with carriers holding a current Best's rating of at least A (or if not so rated, has a creditworthiness comparable to such an A rated carrier), and shall afford at least 60-days written notice in the event of cancellation, non-renewal or material reduction in the coverage required hereunder. The costs for premiums, deductibles and self-insured retentions for the insurance maintained by the Operator pursuant to this CO&M Agreement shall be reimbursable costs pursuant to Section 5 of this CO&M Agreement. In addition, in the event the Operator self-insures the general liability insurance required above as HEREIN PERMITTED, the Operator shall be reimbursed as provided in Section
                           2.9 of the Accounting Procedures.

                                   EXHIBIT A

                                       TO

               CONSTRUCTION, OPERATING AND MAINTENANCE AGREEMENT

                              ACCOUNTING PROCEDURE

1.       GENERAL PROVISIONS

         1.1. STATEMENTS AND BILLINGS. Commencing on the first Business Day after the Execution Date, the Operator shall bill the Company on the first Business Day of each Month or as soon as practicable thereafter for the estimated costs and expenses for the Month, including any adjustment that may be necessary to correct prior estimated billings to actual costs. If requested by the Company, the Operator will promptly provide reasonably sufficient support for the estimated costs and expenses to be incurred for the Month. Actual bills will be summarized by appropriate classifications indicative of the nature thereof and will be accompanied by such detail and supporting documentation as the Company may reasonably request.

         1.2. PAYMENT BY COMPANY. The Company shall pay all bills presented by the Operator as provided in the CO&M Agreement and the Operating Agreement on or before the fifteenth (15th) Day after the bill is received. If payment is not made within such time, the unpaid balance shall bear interest until paid at the Default Rate.

         1.3. FINANCIAL RECORDS. The Operator shall maintain accurate books and records in accordance with Required Accounting Practice covering all of the Company's activities and the Operator's actions under this CO&M Agreement.

         1.4. PURCHASE OF MATERIALS. It is contemplated that most material, equipment and supplies will be owned by the Company and purchased or furnished for its account. So far as is reasonably practical and consistent with efficient, safe and economical operation as determined by the Operator, only such material shall be obtained for the Facilities as may be required for immediate use, and the accumulation of surplus stock shall be avoided. To the extent reasonably possible, the Operator shall take advantage of discounts available by early payments and pass such benefits on to the Company.

         1.5. INTEREST-BEARING ACCOUNT. To the extent practicable, the funds of the Company will be held in one or more interest-bearing accounts.


                                      A-l

2.       COSTS AND EXPENSES

Subject to the limitations hereafter prescribed and the provisions of the CO&M Agreement, the Operator shall charge the Company for all costs and expenses provided for in Section 5.1.2 of the CO&M Agreement, including, but not limited to, the following items

         2.1.     Rentals. All rentals paid by the Operator.

         2.2. Labor Costs. All applicable personnel generating the following labor costs shall keep time sheets so that the portion of their salaries and wages chargeable under the CO&M Agreement may be supported and calculated, and only such proportionate part of such labor costs shall be charged pursuant to this Section 2.2:

                  2.2.1. Salaries and wages of employees of the Operator and its Affiliates, engaged in connection with the Operation of the Facilities and, in addition, amounts paid as salaries and wages of others temporarily employed in connection therewith. Such salaries and wages shall be loaded to include the Operator's actual costs of bonuses, holiday, vacation, sickness and jury service benefits and other customary allowances for time not worked paid to Persons whose salaries and wages are chargeable under this Section 2.2.1. Direct labor charges shall be billed so far as costs can be identified and related to the performance of the Operator's duties under this CO&M Agreement. As used in this CO&M Agreement, "Direct Labor" shall include labor costs in Sections 2.2.1, 2.2.2, and 2.2.3 of this CO&M Agreement.

                  2.2.2. Expenditures or contributions made pursuant to assessments imposed by Governmental Authority that are applicable to salaries, wages and costs chargeable under Section 2.2.1 above, including, but not limited to, FICA taxes and federal and state unemployment taxes.

                  2.2.3. The costs of plans incurred by or on behalf of the Operator for workers' compensation, employers' group life insurance, hospitalization, disability, pension, retirement, savings and other benefit plans, that are applicable to salaries and wages chargeable under Section 2.2.1 above. Such costs shall be charged on the basis of a percentage assessment on the amount of salaries and wages chargeable under Section 2.2.1 above.

                  2.2.4 All other administrative and general expenditures, including salaries and wages, bonuses, related benefits and expenses of personnel of the Operator and/or the Operator's Affiliates (excluding the personnel who have direct billed in Section 2.2.1) who render services for the benefit of the Operator (in the performance of its obligations hereunder) or the Company, shall be charged from the Execution Date at five percent (5%) of Direct Labor costs charged under this CO&M Agreement

         2.3. REIMBURSABLE EXPENSES OF EMPLOYEES. Reasonable personal expenses of Operator's and Operator's Affiliate's employees reasonably incurred in connection with the performance of the Operator's duties under this CO&M Agreement. As used herein, the term "personal expenses" shall mean out-of-pocket expenditures incurred by Operator's or Operator's Affiliate's employees in the performance of their duties and for which such employees are reimbursed. The Operator shall maintain documentation for such expenses in accordance with the standards of the Internal Revenue Service.

         2.4. MATERIAL, EQUIPMENT AND SUPPLIES. Material, equipment and supplies purchased or furnished from the warehouse or other properties of the Operator or Operator's Affiliates, priced at cost plus the Operator's or Affiliate's appropriate purchasing and stores overhead ordinarily in use by the Operator or Affiliate.

         2.5. TRANSPORTATION. Transportation of employees, equipment and material and supplies necessary for the Operation of the Facilities.

         2.6. SERVICES. The cost of contract services and utilities procured from outside sources.

         2.7. LEGAL EXPENSES AND CLAIMS. All costs and expenses of handling, investigating and settling litigation or claims arising by reason of the Operation of the Facilities or necessary to protect or recover any Facilities or property, including, but not limited to, attorney's fees, court costs, costs of investigation or procuring evidence and any judgments paid or amounts paid in settlement or satisfaction of any such litigation or claims. All judgments received or amounts received in settlement of litigation with respect to any claim asserted on behalf of the Company shall be for the benefit of and shall be remitted to the Company.

         2.8. TAXES. All taxes (except those measured by income) of every kind and nature assessed or levied upon or incurred in connection with the Operation of the Facilities or on the Facilities or other property of the Company and which taxes have been paid by the Operator for the benefit of the Company, including charges for late payment arising from extensions of the time for filing that are caused by the Company, or that result from the Operator's good faith efforts to contest the amount or application of any tax.

         2.9. INSURANCE. Net of any returns, refunds or dividends, all premiums, deductibles and self-insured retentions paid and expenses incurred for insurance required to be carried under this CO&M Agreement, provided, however, the insurance required to be carried under Section 8.2 of this CO&M Agreement shall be reimbursed through the five percent A&G charge in Section 2.2.4 of this Exhibit A.

         2.10. PERMITS, LICENSES AND BOND. Cost of permits, licenses and bond premiums necessary in the performance of the Operator's duties.